Exhibit 1.1

APPROVED BY
GENERAL MEETING OF SHAREHOLDERS
OF MOBILE TELESYSTEMS
OPEN JOINT STOCK COMPANY

25 JUNE 2013, MINUTES NO.31

MOBILE TELESYSTEMS

OPEN JOINT STOCK COMPANY

COMPANY CHARTER

(Rev. 11)

MOSCOW

2013

PART 1. THE COMPANY	3
1. GENERAL PROVISIONS	3
2. MISSION, SUBJECT AND TYPES OF COMPANY ACTIVITIES	8
3. LEGAL STATUS OF THE COMPANY	9
4. PROPERTY OF THE COMPANY	9
5. BRANCHES AND REPRESENTATIVE OFFICES OF THE COMPANY	10
6. DIVIDENDS OF THE COMPANY	12
7. FUNDS OF THE COMPANY	13
8. ACCOUNTING AND REPORTING IN THE COMPANY	13
9. INFORMATION ABOUT THE COMPANY	14
10. REORGANIZATION AND LIQUIDATION OF THE COMPANY	14
11. CHARTER OF THE COMPANY	15
PART II. CHARTER CAPITAL OF THE COMPANY	15
12. CHARTER CAPITAL OF THE COMPANY, GENERAL PROVISIONS	15
13. INCREASE OF CHARTER CAPITAL OF THE COMPANY	15
14. DECREASE OF COMPANY CHARTER CAPITAL	16
PART III. SHARES AND OTHER EQUITY SECURUTIES OF THE COMPANY	16
15. SHARES OF THE COMPANY	16
16. BONDS AND OTHER EQUITY SECURITIES OF THE COMPANY	17
17. CONSOLIDATION AND SPLITTING OF SHARES	17
18. PAYMENT FOR SHARES AND OTHER EQUITY SECURITIES AT THEIR PLACEMENT	18
19. ACQUISITION OF PLACED SHARES BY THE COMPANY	18
20. REDEMPTION OF COMPANY SHARES AT SHAREHOLDERS’ REQUEST	18
PART IV. SHAREHOLDERS OF THE COMPANY	19
21. SHAREHOLDERS OF THE COMPANY	19
22. SHAREHOLDER REGISTER OF THE COMPANY	19
23 SHAREHODERS’ RIGHTS	19
24. SHAREHODERS’ OBLIGATIONS	21
PART V. REGULATORY BODIES OF THE COMPANY	21
25. THE STRUCTURE OF REGULATORY BODIES OF THE COMPANY	21
26. GENERAL MEETING OF COMPANY SHAREHOLDERS	21
27. TERMS OF REFERENCE OF GENERAL MEETING OF SHAREHOLDERS	22
28. PREPARATION AND CALLING OF GENERAL MEETING OF SHAREHOLDERS	25
29. HOLDING OF GENERAL MEETING OF SHAREHOLDERS	27
30.DOCUMENTS OF THE GENERAL MEETING OF THE COMPANY’S SHAREHOLDERS	30
31. BOARD OF DIRECTORS OF THE COMPANY	30
32. TERMS OF REFERENCE OF BOARD OF DIRECTORS OF THE COMPANY	31
33. MEETINGS OF BOARD OF DIRECTORS OF THE COMPANY	36
34. EXECUTIVE BODIES OF THE COMPANY	37
35. MANAGEMENT BOARD OF THE COMPANY	38
36. PRESIDENT OF THE COMPANY	39
PART VI. CONTROL OF FINANCIAL AND ECONOMIC ACTIVITIES OF THE COMPANY	40
37. AUDITOR OF THE COMPANY	40
38. AUDITING COMMISSION OF THE COMPANY	41

PART 1. THE COMPANY

1. GENERAL PROVISIONS

1.1                 Mobile TeleSystems Open Joint Stock Company (hereinafter the “Company”) was registered with the State Registration Chamber under the Ministry of Justice of the Russian Federation on March 1, 2000 under registration number R-7882.16.

1.2                 On September 2, 2002, the Company was entered into the Unified State Register of Legal Entities as an entity having been registered prior to July 1, 2002, under Primary State Registration Number 1027700149124.

1.3                 The Company is incorporated and operates under the Civil Code of the Russian Federation, the Federal Law “On Joint-Stock Companies”, other regulatory legal acts of the Russian Federation and hereunder.

1.4                 The Company’s full trade name in the Russian language shall be: Открытое акционерное общество “Мобильные ТелеСистемы”.

1.5                 The Company’s short trade name in the Russian language shall be: OAO «MTC» or OAO « Мобильные TелеСистемы ».

1.6                 The Company’s full trade name in the English language shall be: Mobile TeleSystems Open Joint Stock Company.

1.7                 The Company’s abbreviated trade name in the English language shall be: MTS OJSC.

1.8                 The Company legal address shall be: 4 Marksistskaya St., Moscow 109147, Russian Federation.

1.9                 The Company has been established in perpetuity.

1.10          Information about the Company’s reorganization and legal successions:

(1)            The Company was established by way of reorganization in a form of merger of Mobile TeleSystems Closed Joint Stock Company (registered on October 28, 1993 with the Moscow Registration Chamber, under registration number 027.941, and on September 21, 1994, with the State Registration Chamber under registration number R-3566.16) and The Russian Telephone Company Closed Joint Stock Company (registered on July 21, 1995 with the Moscow Registration Chamber under registration number 634.535, and on August 19, 1996, with the State Registration Chamber under registration number R-6068.16).

(2)            The Company is a legal successor of all rights and obligations to Mobile TeleSystems Closed Joint Stock Company and The Russian Telephone Company Closed Joint Stock Company.

(3)            The Company is a legal successor of all rights and obligations to Rosico Closed Joint Stock Company (registered with the Moscow Registration Chamber under the Moscow Government on March 4, 1994 under No. 005.821 and entered into the Unified State Register of Legal Entities on December 18, 2002 by the Moscow Department of the Russian Ministry for Taxes and Levies under Primary State Registration Number 1027700547126), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company on June 9, 2003.

(4)            The Company is a legal successor of all rights and obligations to Amur Cellular Communications Closed Joint Stock Company (registered with the Administration of Blagoveshchensk city on April 11, 1996 under No. 189P and entered into the Unified State Register of Legal Entities on August 27, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 1 for the Amur Region under Primary State Registration Number 1022800511810), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(5)            The Company is a legal successor of all rights and obligations to Dontelecom Closed Joint Stock Company (registered with the Administration of the Rostov Region on April 14, 1994 under No. СП-1160/231 and entered into the Unified State Register of Legal Entities on October 25, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Proletarsky District of Rostov-on-Don under Primary State Registration Number 1026104143944), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(6)            The Company is a legal successor of all rights and obligations to Kuban-GSM Closed Joint Stock Company (registered with the Krasnodar Registration Chamber on May 15, 1997 under No. 6948 and entered into the Unified State Register of Legal Entities on July 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Krasnodar city under Primary State Registration Number 1022301190779), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(7)            The Company is a legal successor of all rights and obligations to Mobile TeleSystems-Barnaul Closed Joint Stock Company (registered under the Order of the Administration of the Octyabrsky District of Barnaul city on April 25, 2000 under No. 1287 and entered into the

Unified State Register of Legal Entities on September 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Octyabrsky District of Barnaul city, Altai Territory under Primary State Registration Number 102201506854), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(8)            The Company is a legal successor of all rights and obligations to Mobile TeleSystems-Nizhny Novgorod Closed Joint Stock Company (registered with the Nizhny Novgorod Registration Chamber on January 22, 2001 under No. 4583 and entered into the Unified State Register of Legal Entities on August 14, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Soviet District of Nizhny Novgorod city under Primary State Registration Number 1025203721168), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(9)            The Company is a legal successor of all rights and obligations to Telecom-900 Closed Joint Stock Company (registered with the Moscow Registration Chamber on September 2, 1999 under No. 001.455.369 and entered into the Unified State Register of Legal Entities on September 11, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 39 for Moscow city under Primary State Registration Number 1027739174682), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(10)     The Company is a legal successor of all rights and obligations to Telecom-XXI Open Joint Stock Company (registered by the Resolution of the Saint-Petersburg Registration Chamber on April 4, 1997 under No. 68581 and entered into the Unified State Register of Legal Entities on August 21, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Saint-Petersburg city under Primary State Registration Number 1027809176031), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(11)     The Company is a legal successor of all rights and obligations to Udmurt Digital Networks-900 Closed Joint Stock Company (registered with the Administration of the Octyabrsky District of Izhevsk city, the Republic of Udmurtia, on May 21, 1996 under No. 598/1 and entered into the Unified State Register of Legal Entities on December 10, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Octyabrsky District of Izhevsk city, the Republic of Udmurtia, under Primary State Registration Number 1021801168058), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(12)     The Company is a legal successor of all rights and obligations to Horizon-RT Open Joint Stock Company (registered with the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, the Republic of Sakha (Yakutia) on September 26, 2003 and entered into the Unified State Register of Legal Entities on September 26, 2003 by the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, the Republic of Sakha (Yakutia) under Primary State Registration Number 1031402065419), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(13)     The Company is a legal successor of all rights and obligations to Uraltel Closed Joint Stock Company (registered with the Government of the Sverdlovsk Region on July 23, 1993 under No. P-2417.16 and entered into the Unified State Register of Legal Entities on October 7, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Verkh-Issetsky District of Yekaterinburg city under Primary State Registration Number 1026602321206), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(14)     The Company is a legal successor of all rights and obligations to Far East Cellular Systems-900 Closed Joint Stock Company (registered with the Administration of Khabarovsk city on July 17, 1996 under No. 002753-АГ and entered into the Unified State Register of Legal Entities on July 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Khabarovsk city under the Primary State Registration Number 1022700911122), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(15)     The Company is a legal successor of all rights and obligations to Siberian Cellular Systems-900 Closed Joint Stock Company (registered with the Novosibirsk Municipal Registration Chamber on November 29, 1996 under No. 7816 and entered into the Unified State Register of Legal Entities on November 23, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Novosibirsk city under Primary State Registration Number 1025402480102), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(16)     The Company is a legal successor of all rights and obligations to TAIF-TELCOM Open Joint Stock Company (registered with the State Registration Chamber under the Ministry of Justice of the Republic of Tatarstan on April 4, 2000 under No. 1213/к-1(50-02) and entered into the Unified State Register of Legal Entities on July 23, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 14 for the Republic of Tatarstan under Primary State

Registration Number 1021602825397), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(17)     The Company is a legal successor of all rights and obligations to Tomsk Cellular Communications Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for Tomsk city on September 30, 2005 and entered into the Unified State Register of Legal Entities on September 30, 2005 by the Federal Tax Service Inspectorate for Tomsk city under Primary State Registration Number 1057002621280), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(18)     The Company is a legal successor of all rights and obligations to SibChallenge Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk on October 3, 2005 and entered into the Unified State Register of Legal Entities on October 3, 2005 by the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk city under Primary State Registration Number 1052466370648), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(19)     The Company is a legal successor of all rights and obligations to BM Telecom Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa city on October 3, 2005 and entered into the Unified State Register of Legal Entities on October 3, 2005 by the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa city under Primary State Registration Number 1050204327557), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(20)     The Company is a legal successor of all rights and obligations to MTS-RTK Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on October 4, 2005 and entered into the Unified State Register of Legal Entities on October 4, 2005 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1057748460660), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(21)     The Company is a legal successor of all rights and obligations to ReCom Open Joint Stock Company (registered with the Orel Registration Chamber on February, 26, 1998 under No. 1244-C and entered into Unified State Register of Legal Entities on August 7, 2002 by the Ministry for Taxes and Levies Inspectorate for the Sovietsky district of Orel city under Primary State Registration Number 1025700824544), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(22)     The company is a legal successor of all rights and obligations to Telesot-Alania Closed Joint Stock Company (registered with the Local Administration of the Promyshlenny District of Vladikavkaz city on May 14, 1997 under No. 1893 and entered into Unified State Register of Legal Entities on December 30, 2002 by the Federal Tax Service Inspectorate for the North-West Municipality District of Vladikavkaz city of the Republic of North Ossetia/Alania under Primary State Registration Number 1021500773546), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(23)     The Company is a legal successor of all rights and obligations to Astrakhan Mobile Closed Joint Stock Company (registered with the International and External Economic Relations Department of the Astrakhan Region Administration on January 17, 1995 under No. 1112/081 and entered into the Unified State Register of Legal Entities on August 26, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Kirov Municipal District of Astrakhan city under Primary State Registration Number 1023000819401), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(24)     The Company is a legal successor of all rights and obligations to Mar Mobile GSM Closed Joint Stock Company (registered with the State Registration Chamber under the Ministry of Justice of the Mari El Republic on November 15, 2000 under No. 4097 and entered into the Unified State Register of Legal Entities on July 17, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Ioshkar Ola city under Primary State Registration Number 1021200750702), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(25)     The Company is a legal successor of all rights and obligations to Volgograd Mobile Closed Joint Stock Company (registered with the State Registration Chamber under the Ministry of Economy of the Russian Federation on June 23, 1995 under No. P-5193.16 and entered into the Unified State Register of Legal Entities on November 14, 2002 by Russian Ministry for Taxes and Levies Inspectorate for the Central Municipal District of Volgograd city under Primary State Registration Number 1023403440147), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(26)     The Company is a legal successor of all rights and obligations to PRIMTEFON Closed Joint Stock Company (registered with the State Registration Chamber under the Ministry of Justice of the Russian Federation on August 02, 2001 under No. P-877.16.6 and entered into the

Unified State Register of Legal Entities on October 31, 2002 by the Russian Federal Tax Service Inspectorate for the Lenin Municipal District of Vladivostok city under Primary State Registration Number 1022501282671), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(27)     The Company is a legal successor of all rights and obligations to Mobile Communication Systems Open Joint Stock Company (registered with the Omsk City Registration Chamber on September 17, 1996 under No. 38608040 and entered into the Unified State Register of Legal Entities on September 02, 2002 by the Russian Ministry for Taxes and Levies Inspectorate No. 2 for the Central Municipal District of Omsk city under Primary State Registration Number 1025500973728), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(28)     The Company is a legal successor of all rights and obligations to BashCEL Closed Joint Stock Company (registered with the State Registration Chamber under the Ministry of Foreign Relations of the Bashkortostan Republic on November 28, 1997 under No. 80/083-ю and entered into the Unified State Register of Legal Entities on June 28, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Agidel city of the Bashkortostan Republic under Primary State Registration Number 1020201436639), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(29)     The Company is a legal successor of all rights and obligations to Mobile TeleSystems Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on July 01, 2010 and entered into the Unified State Register of Legal Entities on July 01, 2010 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1107746526733), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(30)     The Company is a legal successor of all rights and obligations to Capital Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on July 01, 2010 and entered into the Unified State Register of Legal Entities on July 01, 2010 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1107746523521), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(31)     The Company is a legal successor of all rights and obligations to Telecom Operator Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on July 01, 2010 and entered into the Unified State Register of Legal Entities on July 01, 2010 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1107746523543), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(32)     The Company is a legal successor of all rights and obligations to United TeleSystems Closed Joint Stock Company (registered with the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 46 for Moscow city on October 15, 2004 and entered into the Unified State Register of Legal Entities on October 15, 2004 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1047796779535), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(33)     The Company is a legal successor of all rights and obligations to COMSTAR United TeleSystems Open Joint Stock Company (initially incorporated as COMSTAR Joint Venture, entered on June 14, 1989 into the Register of the USSR Ministry of Finance under No. 598, then reregistered as COMSTAR Russian-British Limited Liability Partnership and reorganized into COMSTAR Closed Joint Stock Company (The State Registration Chamber Certificate No. P—7644 of Registration and Entering into the Unified State Register of Legal Entities of the Amendments to the Foundation Documents of May 11, 1999, the Certificate of the Moscow State Registration Chamber No. 040.347 of June 15, 1999) entered into the Unified State Register of Legal Entities on July 04, 2002 by the Russian Ministry for Taxes and Levies Directorate for Moscow city under Primary State Registration Number 1027700003946), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(34)     The Company is a legal successor of all rights and obligations to COMSTAR-Direct Closed Joint Stock Company (formerly named MTU-Intel Closed Joint Stock Company, registered with the Moscow Registration Chamber on March 01, 1993 under No. 474.640 and entered into the Unified State Register of Legal Entities on October 07, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 39 for Moscow city under Primary State Registration Number 1027700288076), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(35)     The Company is a legal successor of all rights and obligations to Dagtelecom Closed Joint Stock Company (registered with the Russian Federal Tax Service Inspectorate for the

Sovetsky District of Makhachkala city, the Republic of Dagestan, on December 04, 2009 and entered into the Unified State Register of Legal Entities on December 04, 2009 by the Russian Federal Tax Service Inspectorate for the Sovetsky District of Makhachkala city, Republic of Dagestan, under Primary State Registration Number 1090562002552), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(36)     The Company is a legal successor of all rights and obligations to Eurotel Open Joint Stock Company (registered with the Moscow Registration Chamber on August 19, 1997 under No. 056.414 and entered into the Unified State Register of Legal Entities on August 14, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 39 for Moscow city under Primary State Registration Number 1027739071854 under the former name ENIFCOM Open Joint Stock Company), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(37)     The Company is a legal successor of all rights and obligations to SWIT-COM Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on September 23, 2011 and entered into the Unified State Register of Legal Entities on September 23, 2011 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1117746753475), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(38)     The Company is a legal successor of all rights and obligations to Universal TV Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region on June 28, 2012 and entered into the Unified State Register of Legal Entities on June 28, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region under Primary State Registration Number 1127154020080), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(39)     The Company is a legal successor of all rights and obligations to Altair-Tula Management Company Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region on July 9, 2012 and entered into the Unified State Register of Legal Entities on July 9, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region under Primary State Registration Number 1127154021345), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(40)     The Company is a legal successor of all rights and obligations to Altair Telecompany Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region on June 28, 2012 and entered into the Unified State Register of Legal Entities on June 28, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region under Primary State Registration Number 1127154020036), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(41)     The Company is a legal successor of all rights and obligations to Altair-Tula Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region on June 28, 2012 and entered into the Unified State Register of Legal Entities on June 28, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 10 for the Tula region under Primary State Registration Number 1127154020003), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(42)     The Company is a legal successor of all rights and obligations to Tambov MultiCable Networks Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for Tambov city on September 3, 2012 and entered into the Unified State Register of Legal Entities on September 3, 2012 by the Federal Tax Service Inspectorate for Tambov city under Primary State Registration Number 1126829006446), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(43)     The Company is a legal successor of all rights and obligations to Infocenter Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for Kurgan city on September 3, 2012 and entered into the Unified State Register of Legal Entities on September 3, 2012 by the Federal Tax Service Inspectorate for Kurgan city under Primary State Registration Number 1124501007718), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(44)     The Company is a legal successor of all rights and obligations to SibGroupInvest Company Closed Joint Stock Company (registered with the Russian Federal Tax Service Interdistrict Inspectorate No. 14 for the Altai Krai city on September 4, 2012 and entered into the Unified State Register of Legal Entities on September 4, 2012 by the Russian Federal Tax Service Interdistrict Inspectorate No. 14 for the Altai Krai under Primary State Registration Number 1122223011107), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(45)     The Company is a legal successor of all rights and obligations to Skif-Line Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow

city on October 17, 2012 and entered into the Unified State Register of Legal Entities on October 17, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1127747055336), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(46)     The Company is a legal successor of all rights and obligations to SKIF-OREL Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on October 17, 2012 and entered into the Unified State Register of Legal Entities on October 17, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1127747055314), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(47)     The Company is a legal successor of all rights and obligations to SKIF-TAMBOV Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on October 17, 2012 and entered into the Unified State Register of Legal Entities on October 17, 2012 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1127747055325), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(48)     The Company is a legal successor of all rights and obligations to Spektr Telecompany Open Joint Stock Company (registered with the Sosnovy Bor Department of the Agency of Justice of the Leningrad Regional Registration Chamber on August 21, 2000 (State Registration Certificate series ЛО-001 No. 56713) and entered into the Unified State Register of Legal Entities on September 19, 2002 by the Federal Tax Service Inspectorate for Sosnovy Bor city of the Leningrad region under Primary State Registration Number 1024701760016), reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(49)     The Company is a legal successor of KR-1 Closed Joint Stock Company with respect to all rights and obligations transferred to KR-1 Closed Joint Stock Company under the spin-off balance sheet of COMSTAR-Regions Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city on August 3, 2009 and entered into the Unified State Register of Legal Entities on August 3, 2009 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow city under Primary State Registration Number 1097746419913), reorganized by way of spin-off of KR-1 Closed Joint Stock Company simultaneously with the merger of spinned-off KR-1 Closed Joint Stock Company with Mobile TeleSystems Open Joint Stock Company.

2. OBJECTIVES, SCOPE AND TYPES OF COMPANY’S ACTIVITIES

2.1                 The Company’s economic activity aims to make profit by planning, marketing, establishing and operating communication networks and facilities, to provide access to Internet and to render communications services in the regions specified in the licenses issued to the Company by an authorized public agency.

2.2                 To achieve the above objective, the Company’s activities shall include the telecommunications activities, in particular:

(1)            mobile telecommunications activities;

(2)            fixed-line telephony activities;

(3)            data transmission activities;

(4)            telematic services;

(5)            cable television and radio services;

(6)            cooperation with the national and/or international GSM operators in the Russian Federation and abroad to ensure proper servicing of the Company’s customers;

(7)            cooperation with certain telephone operators in Moscow and the Russian Federation as well as with international telecom operators;

(8)            settlement of accounts with customers, commercial and financial management of the network in accordance with accepted international practices;

(9)            delivery and marketing of value added mobile telecom services;

(10)     import, sales, leasing, installation and maintenance of terminals and related accessories;

(11)     operation and maintenance of monitoring equipment for GSM networks;

(12)     protection of state secret data in compliance with applicable laws of the Russian Federation;

(13)     carrying out the works using the state secret data, conducting the activities and (or) providing the services related to state secret protection;

(14)     conducting any other activities following the Board decisions aimed to achieve the Company’s principal objectives.

2.3                 The Company may carry out any other types of activity to the extent not prohibited by applicable laws of the Russian Federation.

2.4                 The licensable types of activity shall be carried out on the basis of corresponding licenses.

3. LEGAL STATUS OF THE COMPANY

3.1                 The Company is a legal entity under the Russian laws with its own separate property booked on the Company’s standalone balance sheet, may acquire and exercise proprietary and personal non-property rights in its own name, assume obligations, sue and be sued in a court.

3.2                 The Company has a round seal bearing the Company’s full name in the Russian language and a reference to the Primary State Registration Number, letterheads with the Company’s full name, as well as the trademarks registered under the laws. The Company may have a seal, stamps and letterheads with the Company’s full name in the Russian and English languages, as well as an emblem and other means of visual identification.

3.3                 The Company is entitled to participate in accordance with the established procedure in the establishment of other entities both in the Russian Federation and abroad, to have subsidiaries and affiliates in the Russian Federation and abroad, to acquire shares (equities) in charter capitals thereof, buildings, structures, land plots and other immovable property, securities, as well as any other property, to which property right may apply to in accordance with applicable laws.

3.4                 In order to raise additional funds, the Company shall be entitled to issue securities of various classes permitted by applicable laws of the Russian Federation, including registered shares, bonds and other securities, and to independently set out the conditions of their issue and placement according to the laws of the Russian Federation and hereto.

3.5                 The Company shall be entitled to participate in holding companies, financial/industrial groups, associations and other associations of business entities on the terms that do not contradict applicable laws of the Russian Federation and this Charter.

3.6                 The Company shall be entitled to participate in unions, associations and other groupings of organizations on the terms that do not contradict applicable laws of the Russian Federation and this Charter. The Company shall be entitled to cooperate with international financial organizations in any form not prohibited by law.

3.7                 The Company shall acquire civil rights and assume liabilities through its bodies, acting in conformity with the laws and herewith.

3.8                 The Company shall not be liable for the obligations of its shareholders, and the shareholders shall not be liable for the obligations of the Company and shall bear the risk of damages, associated with its activities, to the extent of the shares held by them. The Company shall not be liable for the obligations of the state and its agencies, and the state and its agencies shall not be liable for the Company’s obligations.

3.9                 For the purposes of implementation of the state, social, economic and tax policies, the Company shall be responsible for safekeeping the Company’s documents (administrative, financial, economic, personnel, etc.). The Company ensures the transfer of the documents of scientific and historical importance for the custody in the Moscow central archives in compliance with the list of documents agreed with Mosgorarkhiv; personnel documents shall be filed and used in the established manner.

3.10          The Company conducts mobilization training according to applicable laws of the Russian Federation and the regulatory documents of the Moscow Government.

3.11          The Company undertakes to comply with applicable laws of the Russian Federation as far as the state secret is concerned.

4. THE COMPANY’S PROPERTY

4.1                 The Company owns its property, including the property, transferred to the Company by its shareholders. The Company’s shareholders have no right of ownership to the property introduced into the Company’s authorized capital.

4.2                 The Company shall exercise its right to free possession, use and disposal of property in its ownership in compliance with the Russian laws.

4.3                 Major transactions and interested-party transactions shall be concluded by the Company solely with approval of the General Meeting of Shareholders or the Board of Directors, according to the procedure stipulated in sub-clauses 27.1.23 — 27.1.29, 32.2.17 — 32.2.18 hereof, and following requirements of applicable laws of the Russian Federation.

4.4                 The Company’s property consists of the fixed assets and working capital, and other property, the cost of which is recorded in the Company’s standalone balance sheet. The sources of the

Company’s assets formations, income, balance and net profit are formed in accordance with the procedure prescribed by applicable laws of the Russian Federation.

5. THE COMPANY’S BRANCHES AND REPRESENTATIVE OFFICES

5.1                 The Company may, in accordance with the established procedure, establish branches and representative offices in the Russian Federation and abroad that shall operate on the basis of relevant provisions thereon approved by the Company’s Board of Directors. The branches and representative offices shall not be deemed legal entities, the heads thereof shall be appointed by the President and act within the powers vested in them by a power of attorney issued to them. The Company’s Charter shall contain information on the Company’s branches and representative offices.

5.2                 The Company has the following branches;

(1) Branch of Mobile TeleSystems Open Joint Stock Company — The North-West Macro-region. Location of branch: 8, Italyanskaya St., Saint-Petersburg, Russian Federation.

(2) Branch of Mobile TeleSystems Open Joint Stock Company in Syktyvkar, the Republic of Komi. Location of branch: Syktyvkar, the Republic of Komi, Russian Federation.

(3) Branch of Mobile TeleSystems Open Joint Stock Company in Pskov. Location of branch: Pskov, the Pskov Region, Russian Federation.

(4) Branch of Mobile TeleSystems Open Joint Stock Company in the Archangelsk Region. Location of branch: Archangelsk, the Archangelsk Region, Russian Federation.

(5) Branch of Mobile TeleSystems Open Joint Stock Company in the Vologda Region. Location of branch: Vologda, the Vologda Region, Russian Federation.

(6) Branch of Mobile TeleSystems Open Joint Stock Company in the Kaliningrad Region. Location of branch: Kaliningrad, the Kaliningrad Region, Russian Federation.

(7) Branch of Mobile TeleSystems Open Joint Stock Company in the Murmansk Region. Location of branch: Murmansk, the Murmansk Region, Russian Federation.

(8) Branch of Mobile TeleSystems Open Joint Stock Company in the Novgorod Region. Location of branch: Veliky Novgorod, the Novgorod Region, Russian Federation.

(9) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karelia. Location of branch: Petrozavodsk, the Republic of Karelia, Russian Federation.

(10) Branch of Mobile TeleSystems Open Joint Stock Company in the Leningrad Region. Location of branch: Vyborg, Leningrad Region, Russian Federation.

(11) Branch of Mobile TeleSystems Open Joint Stock Company — The South Macro-region. Location of branch: 61 Gimnazicheskaya St., Krasnodar, the Krasnodar Krai, Russian Federation.

(12) Branch of Mobile TeleSystems Open Joint Stock Company in the Stavropol Krai. Location of branch: Stavropol, the Stavropol Krai, Russian Federation.

(13) Branch of Mobile TeleSystems Open Joint Stock Company in the Rostov Region. Location of branch: Rostov-on-Don, the Rostov Region, Russian Federation.

(14) Branch of Mobile TeleSystems Open Joint Stock Company in Novorossiysk. Location of branch: Novorossiysk, the Krasnodar Krai, Russian Federation.

(15) Branch of Mobile TeleSystems Open Joint Stock Company in Sochi. Location of branch: Sochi, the Krasnodar Krai, Russian Federation.

(16) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Dagestan. Location of branch: Makhachkala, the Republic of Dagestan, Russian Federation.

(17) Branch of Mobile TeleSystems Open Joint Stock Company in the Chechen Republic. Location of branch: Grozny, the Chechen Republic, Russian Federation

(18) Branch of Mobile TeleSystems Open Joint Stock Company in the Astrakhan Region. Location of branch: Astrakhan, the Astrakhan Region, Russian Federation.

(19) Branch of Mobile TeleSystems Open Joint Stock Company in the Volgograd Region. Location of branch: Volgograd, the Volgograd Region, Russian Federation.

(20) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Kabardino-Balkaria. Location of branch: Nalchik, the Republic of Kabardino-Balkaria, Russian Federation.

(21) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karachay-Cherkessia. Location of branch: Cherkessk, the Republic of Karachay-Cherkessia, Russian Federation.

(22) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Ingushetia. Location of branch: Magas, Republic of Ingushetia, Russian Federation.

(23) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of North Ossetia-Alania. Location of branch: Vladikavkaz, the Republic of North Ossetia-Alania, Russian Federation.

(24) Branch of Mobile TeleSystems Open Joint Stock Company — The Volga Macro-region. Location of branch: 61, Beketova St., Nizhniy Novgorod, the Nizhniy Novgorod Region, Russian Federation.

(25) Branch of Mobile TeleSystems Open Joint Stock Company in Orenburg.

Location of branch: Orenburg, the Orenburg Region, Russian Federation.

(26) Branch of Mobile TeleSystems Open Joint Stock Company in Saratov. Location of branch: Saratov, the Saratov Region, Russian Federation.

(27) Branch of Mobile TeleSystems Open Joint Stock Company in Samara. Location of branch: Samara, the Samara Region, Russian Federation.

(28) Branch of Mobile TeleSystems Open Joint Stock Company in the Ulyanovsk Region. Location of branch: Ulyanovsk, the Ulyanovsk Region, Russian Federation.

(29) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Bashkortostan. Location of branch: Ufa, the Republic of Bashkortostan, Russian Federation.

(30) Branch of Mobile TeleSystems Open Joint Stock Company in Kirov. Location of branch: Kirov, the Kirov Region, Russian Federation.

(31) Branch of Mobile TeleSystems Open Joint Stock Company in the Chuvash Republic — Chuvashia. Location of branch: Cheboksary, the Chuvash Republic — Chuvashia, Russian Federation.

(32) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mordovia. Location of branch: Saransk, the Republic of Mordovia, Russian Federation.

(33) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mari El. Location of branch: Ioshkar-Ola, the Republic of Mari El, Russian Federation.

(34) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Udmurtia. Location of branch: Izhevsk, the Republic of Udmurtia, Russian Federation.

(35) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tatarstan. Location of branch: Kazan, the Republic of Tatarstan, Russian Federation.

(36) Branch of Mobile TeleSystems Open Joint Stock Company — The Ural Macro-region. Location of branch: 128 Mamina-Sibiruaka St., Yekaterinburg, the Sverdlovsk Region, Russian Federation.

(37) Branch of Mobile TeleSystems Open Joint Stock Company in Chelyabinsk. Location of branch: Chelyabinsk, the Chelyabinsk Region, Russian Federation.

(38) Branch of Mobile TeleSystems Open Joint Stock Company in Kurgan. Location of branch: Kurgan, the Kurgan Region, Russian Federation.

(39) Branch of Mobile TeleSystems Open Joint Stock Company in the Tyumen Region. Location of branch: Tyumen, the Tyumen Region, Russian Federation.

(40) Branch of Mobile TeleSystems Open Joint Stock Company in the Yamalo-Nenets Autonomous Area. Location of branch: Noyabrsk, the Yamalo-Nenets Autonomous Area, Russian Federation.

(41) Branch of Mobile TeleSystems Open Joint Stock Company in the Khanty-Mansi Autonomous Area — Yugra. Location of branch: Surgut, the Khanty-Mansi Autonomous Area — Yugra, Russian Federation.

(42) Branch of Mobile TeleSystems Open Joint Stock Company in the Perm Krai. Location of branch: Perm, the Perm Krai, Russian Federation.

(43) Branch of Mobile TeleSystems Open Joint Stock Company — The Siberia Macro-region. Location of branch: 57/2 Frunze St., Novosibirsk, the Novosibirsk Region, Russian Federation.

(44) Branch of Mobile TeleSystems Open Joint Stock Company in the Kemerovo Region. Location of branch: Kemerovo, the Kemerovo Region, Russian Federation.

(45) Branch of Mobile TeleSystems Open Joint Stock Company in the Altai Krai. Location of branch: Barnaul, the Altai Krai, Russian Federation.

(46) Branch of Mobile TeleSystems Open Joint Stock Company in the Krasnoyarsk Krai. Location of branch: Krasnoyarsk, the Krasnoyarsk Krai, Russian Federation.

(47) Branch of Mobile TeleSystems Open Joint Stock Company in the Tomsk Region. Location of branch: Tomsk, the Tomsk Region, Russian Federation.

(48) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tuva. Location of branch: Kyzyl, the Republic of Tuva, Russian Federation.

(49) Branch of Mobile TeleSystems Open Joint Stock Company in the Omsk Region. Location of branch: 17, Martynova Blvd, Omsk, the Omsk Region, Russian Federation.

(50) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Khakassia. Location of branch: Abakan, the Republic of Khakassia, Russian Federation.

(51) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Altai. Location of branch: Gorno-Altaisk, the Republic of Altai, Russian Federation.

(52) Branch of Mobile TeleSystems Open Joint Stock Company — The Far East Macro-region. Location of branch: 53-A, Nekrasovskaya St., Vladivostok, the Primorsky Krai, Russian Federation.

(53) Branch of Mobile TeleSystems Open Joint Stock Company in Blagoveshchensk. Location of branch: Blagoveshchensk, the Amur Region, Russian Federation.

(54) Branch of Mobile TeleSystems Open Joint Stock Company in the Sakhalin Region. Location of branch: Yuzhno-Sakhalinsk, the Sakhalin Region, Russian Federation.

(55) Branch of Mobile TeleSystems Open Joint Stock Company in the Khabarovsk Krai.

Location of branch: Khabarovsk, the Khabarovsk Krai, Russian Federation.

(56) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Sakha (Yakutia). Location of branch: Yakutsk, the Republic of Sakha (Yakutia), Russian Federation.

(57) Branch of Mobile TeleSystems Open Joint Stock Company in the Zabaikalsky Krai. Location of branch: Chita, the Zabaikalsky Krai, Russian Federation.

(58) Branch of Mobile TeleSystems Open Joint Stock Company in the Irkutsk Region. Location of branch: Irkutsk, the Irkutsk Region, Russian Federation.

(59) Branch of Mobile TeleSystems Open Joint Stock Company in the Kamchatka Krai. Location of branch: Petropavlovsk-Kamchatski, the Kamchatka Krai, Russian Federation.

(60) Branch of Mobile TeleSystems Open Joint Stock Company in the Magadan Region. Location of branch: Magadan, the Magadan Region, Russian Federation.

(61) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Buryatia. Location of branch: Ulan-Ude, the Republic of Buryatia, Russian Federation.

(62) Branch of Mobile TeleSystems Open Joint Stock Company in Tula. Location of branch: Tula, the Tula Region, Russian Federation.

(63) Branch of Mobile TeleSystems Open Joint Stock Company in Smolensk. Location of branch: Smolensk, the Smolensk Region, Russian Federation.

(64) Branch of Mobile TeleSystems Open Joint Stock Company in Ryazan. Location of branch: Ryazan, the Ryazan Region, Russian Federation.

(65) Branch of Mobile TeleSystems Open Joint Stock Company in Vladimir. Location of branch: Vladimir, the Vladimir Region, Russian Federation.

(66) Branch of Mobile TeleSystems Open Joint Stock Company in Kaluga. Location of branch: Kaluga, the Kaluga Region, Russian Federation.

(67) Branch of Mobile TeleSystems Open Joint Stock Company in Kostroma. Location of branch: Kostroma, the Kostroma Region, Russian Federation.

(68) Branch of Mobile TeleSystems Open Joint Stock Company in Tver. Location of branch: Tver, the Tver Region, Russian Federation.

(69) Branch of Mobile TeleSystems Open Joint Stock Company in Yaroslavl. Location of branch: Yaroslavl, the Yaroslavl Region, Russian Federation.

(70) Branch of Mobile TeleSystems Open Joint Stock Company in Ivanovo. Location of branch: Ivanovo, the Ivanovo Region, Russian Federation.

(71) Branch of Mobile TeleSystems Open Joint Stock Company in Tambov. Location of branch: Tambov, the Tambov Region, Russian Federation.

(72) Branch of Mobile TeleSystems Open Joint Stock Company in the Orel Region. Location of branch: Orel, the Orel Region, Russian Federation.

(73) Branch of Mobile TeleSystems Open Joint Stock Company in the Belgorod Region. Location of branch: Belgorod, the Belgorod Region, Russian Federation.

(74) Branch of Mobile TeleSystems Open Joint Stock Company in the Lipetsk Region. Location of branch: Lipetsk, the Lipetsk Region, Russian Federation.

(75) Branch of Mobile TeleSystems Open Joint Stock Company in the Kursk Region. Location of branch: Kursk, the Kursk Region, Russian Federation.

(76) Branch of Mobile TeleSystems Open Joint Stock Company in the Voronezh Region. Location of branch: Voronezh, the Voronezh Region, Russian Federation.

(77) Branch of Mobile TeleSystems Open Joint Stock Company in the Bryansk Region. Location of branch: Bryansk, the Bryansk Region, Russian Federation.

5.3                 The Company has the following representative offices:

(1) Representative office of Mobile TeleSystems Open Joint Stock Company in the Republic of Belarus. Location of representative office: Minsk, the Republic of Belarus.

6. DIVIDENDS

6.1                 Based on the results of the first quarter, six months and nine months of the fiscal year and (or) based on the results of a fiscal year, the Company may decide on the payment of (declare) the dividends on the placed shares.

6.2                 Decision on payment (declaration) of dividends following on the results of the first quarter, six months and nine months of the fiscal year may be made by an extraordinary General Meeting of Shareholders within three months after the end of the corresponding period. The Annual General Meeting of Shareholders shall decide on the distribution of profit (including payment (declaration) of dividends, except for the profit distributed as dividends following the results of the first quarter, six months and nine months of the fiscal year) and losses for the fiscal year.

6.3                 Decision to pay dividends, the amount of dividend and the form of payment shall be taken based on the proposal of the Board of Directors. The amount of dividend shall not exceed the value recommended by the Board of Directors.

6.4                 The time period for payment of dividends shall not exceed the time limit recommended by the legislation.

6.5                 The Company is obliged to pay the declared dividends on the shares of each category (class).

6.6                 The amount of dividend is declared as a percentage of the par value of a share, or in rubles per one share.

6.7                 The dividend may be paid in cash and, if the General Meeting of Shareholders so decided, in kind — in shares, bonds, commodities or other property.

6.8                 The current laws shall provide for the restrictions in respect of the declaration and payment of dividends.

6.9                 The Company shall not have the right to give any privileges in terms of dividend payment period to the owners of the shares of a certain category (type). Payment of declared dividends on shares of certain category (type) shall be made simultaneously to all the holders of the shares of such category (type). If during the period of dividend payment set out in accordance with this Article the declared dividends fail to be paid to a person included in the list of persons entitled to dividends, such person may, within 3 (three) days upon the expiry of the said period, request the Company to pay the declared dividends. The time period prescribed for the request for payment of declared dividends shall, if missed, not be subject to renewal except for cases when a person entitled to dividends failed to request the payment of dividends under threat or by force. Upon the expiry of the time period as stipulated in this Article, the declared and unclaimed dividends shall be attributed to the Company’s undistributed profits.

7. THE COMPANY’S FUNDS AND NET ASSETS

7.1                 The Company shall establish a reserve fund by an annually allocation amounting to not less than 5% (five percent) of net profit, until the reserve fund achieves 15% (fifteen percent) of the Company’s authorized capital. This reserve fund is designated to cover the Company’s losses, as well as to redeem the Company’s bonds and to buy out the Company’s shares should other funds be unavailable. The reserve fund may not be used for any other purpose. The assets of the reserve fund may be used on the basis of the Board decision in accordance with the procedure established by the Board.

7.2                 The Company shall be entitled to establish other funds.

7.3                 The Company’s net assets value shall be evaluated based on the accounting data under the procedure stipulated by applicable laws of the Russian Federation.

7.4.              In case the Company’s net assets value becomes less than the amount of the Company’s authorized capital, the Company shall take actions stipulated by applicable laws of the Russian Federation.

8. ACCOUNTING AND REPORTING IN THE COMPANY

8.1                 The Company shall organize accounting and take measures to ensure that the Company’s bookkeeping practice provides a trustworthy and complete reflection of the information concerning all transactions and other facts of economic activity.

8.2                 The Company shall keep the documents provided for by applicable laws of the Russian Federation.

8.3                 The Company shall disclose its financial information according to the procedure established by applicable laws and the Company’s internal documents.

8.4                 The Company’s President shall be liable, to the extent set out in applicable laws, for organization, status and reliability of the Company’s accounting records, for a timely submission of annual reports and other financial statements to the regulatory agencies, and for the trustworthiness of information about the Company’s activities submitted to the Company’s shareholders, creditors and other persons.

8.5                 The Company’s annual balance sheet, supported by the Auditor’s and the Auditing Commission’s report, shall be submitted by the Company’s President to the Board of Directors and the Annual General Meeting of Shareholders.

8.6                 The Company’s annual balance sheet is subject to preliminary approval by the Company’s Board of Directors not later than 30 (thirty) days prior to the Annual General Meeting of Shareholders.

8.7                 The Company’s Auditing Commission shall certify the trustworthiness of data contained in the Company’s annual report and balance sheet submitted to the Annual General Meeting of Shareholders.

9. INFORMATION ABOUT THE COMPANY

9.1                 Information about the Company shall be submitted to the shareholders in accordance with applicable laws and other legal acts of the Russian Federation.

9.2                 The Company shall ensure the shareholders’ access to the documents that should be kept and provided by the Company according hereto and the laws of the Russian Federation. Information about the Company and the copies of the corresponding documents shall be made available in accordance with the procedure set forth by applicable laws of the Russian Federation.

9.3                 The shareholders and the Company shall make all reasonable efforts to prevent an unauthorized disclosure and a leak of such information. The Board members, having access to the Company’s confidential information, may neither disclose such information to any persons, who have no access to such information, nor use it in their own interests or interests of other persons.

9.4                 If necessary, the Company may enter into confidentiality agreements with its employees, Board members and shareholders, while these persons shall enter into confidentiality agreements with each other.

9.5                 Compulsory disclosure of the information shall be undertaken by the Company to the extent and in the manner stipulated by the Company’s internal documents and applicable laws of the Russian Federation.

9.6                 The foreign persons are prohibited to access the data constituting the state secret.

10. REORGANIZATION AND LIQUIDATION OF THE COMPANY

10.1          The Company may be voluntarily reorganized in accordance with the procedure set forth in applicable laws of the Russian Federation. As stipulated by law, the reorganization shall entail the transfer of the Company’s rights and obligations to its legal successors.

10.2          The reorganization of the Company may be undertaken in the form of merger, acquisition, demerger, spin-off and transformation.

10.3          The Company shall be deemed reorganized, except for the cases of reorganization in the form of acquisition, from the date of state registration of the newly established legal entities.

10.4          In the case of reorganization by way of acquisition, the Company shall be deemed reorganized from the date an entry is made in the Unified State Register of Legal Entities on cessation of activities of an acquired company.

10.5          The Company may be liquidated voluntarily in accordance with the procedure established by laws, or by court decision on the grounds envisaged by applicable laws of the Russian Federation.

10.6          The liquidation of the Company entails its dissolution without transfer of rights and obligations to other persons by way of legal succession.

10.7          Upon appointment of the liquidation commission, the latter shall be authorized to manage the Company’s activities. The liquidation commission shall appear in the court on behalf of the Company being liquidated.

10.8          The liquidation commission shall publish a notice on the liquidation of the Company, on the procedure for and time period of the creditors’ claims in the printed media publishing information about state registration of legal entities. The period for the creditors’ claims shall not exceed 2 (two) months from the date of publishing the liquidation notice.

10.9          Upon expiration of the period for the creditors’ claims, the liquidation commission shall draw up an interim liquidation balance sheet containing the data on the assets of the Company being liquidated, the creditors’ claims and the results of consideration thereof. The interim liquidation balance sheet shall be approved by the General Meeting of Shareholders.

10.10   Upon completion of settlements with creditors, the liquidation commission shall draw up a liquidation balance sheet subject to approval by the General Meeting of Shareholders.

10.11   The Company’s property that survived the settlement of accounts with the creditors shall be distributed by the liquidation commission among the shareholders as follows:

• firstly, payments shall be made on the shares, which the Company is obliged to buy out from the shareholders pursuant to the laws;

• secondly, payments shall be made on the accrued but unpaid dividends on the preferred shares and of a liquidation value of the preferred shares as prescribed hereby;

• thirdly, the Company’s property shall be distributed among the shareholders owning the ordinary shares and all classes of the preferred shares.

10.12   Allocation of the property at each stage shall be performed after the property allocation of the previous stage has been fully completed.

10.13   The liquidation of the Company shall be deemed completed and the Company no longer existing after a corresponding entry is made in the Unified State Register of Legal Entities.

10.14   Upon reorganization (liquidation) of the Company, as well as after the cessation of the activities involving the use of data containing the state secrets, the Company shall ensure the protection of such data and data medium through development and implementation of information security procedures, information protection, counterintelligence, safety guard and fire safety.

11. COMPANY CHARTER

11.1          This Charter is a constituent document of the Company. The requirements hereof are binding upon the Company’s management and supervisory bodies and the Company’s shareholders. This Charter enters into force following its registration in compliance with the procedure established by applicable laws of the Russian Federation.

11.2          Decisions on amendments hereto shall be made by the Company’s General Meeting of Shareholders or by the Company’s Board of Directors according to the procedure established by laws and hereby. The amendments hereto shall come into force after the state registration thereof.

11.3          The provisions hereof shall be applicable to the extent that they do not contradict the laws. Should the legislative amendments entail the conflict between certain provisions hereof and the legal acts, such provisions shall be invalidated until corresponding amendments are introduced hereto.

PART II. THE COMPANY’S AUTHORIZED CHARTER

12. AUTHORIZED CAPITAL, GENERAL PROVISIONS

12.1          The Company’s authorized capital determines the minimal size of the Company’s property that ensures the interests of its creditors.

12.2          The Company’s authorized capital amounts to 206 641 356 rubles 20 kopecks (two hundred six million six hundred forty one thousand three hundred fifty six rubles twenty kopecks), divided into 2 066 413 562 (two billion sixty six million four hundred thirteen thousand five hundred sixty two) placed registered ordinary shares with a par value of 0.1 (one-tenth) ruble (or 10 (ten) kopecks) each. The Company’s authorized capital has been fully paid.

12.3          In addition to the placed registered ordinary shares, the Company declares (shall have the right to place) 100 000 000 (one hundred million) registered ordinary shares with a par value of 0.1 (one-tenth) ruble each and a total amount of 10 000 000 rubles 00 kopecks (ten million rubles) (declared shares).

Upon placement, the declared shares shall grant the same rights as the Company’s placed ordinary shares.

13. INCREASE OF THE COMPANY’S AUTHORIZED CAPITAL

13.1          The Company’s authorized capital may be increased by increasing the par value of the Company’s shares or by placing additional shares by decision of a General Meeting of Shareholders according to the sub-clauses 27.1.6 - 27.1.10 hereof or by decision of the Company’s Board of Directors according to sub-clauses 32.2.33 and 32.2.34 hereof.

13.2          The Company’s authorized capital may be increased by increasing the par value of the shares only out of the Company’s property. The Company’s authorized capital may be increased via the placement of additional shares out of the Company’s property.

13.3          Should the Company’s authorized capital be increased via placement of additional shares, the number of such additional shares shall not exceed the number of the declared shares, provided for hereby. Thus, if the number of the Company’s declared shares is not sufficient for the placement of the expected number of the Company’s additional shares, then, in accordance with the procedure and on the terms established by laws and hereby, the decision to increase the Company’s authorized capital may be made simultaneously with the decision on amending this Charter with respect to the number of the Company’s declared shares, as may be required to take the decision on the increase of the authorized capital.

13.4          The Company’s additional shares may be placed by subscription or conversion, as well as by distribution among all the Company’s shareholders in the case the Company’s authorized capital is increased out of its property.

13.5          The Company shall be entitled to place additional shares by either public or private subscription.

13.6          The price of placing the additional shares for the persons enjoying a preemptive right to the shares can be lower than the price of placing for other persons, but not more than by 10% (ten percent). The price of placing the additional shares cannot be lower than their par value.

13.7          The Company’s additional shares, placed by subscription, can be paid in cash, securities, other commodities, property rights or other rights, having a monetary valuation.

13.8          The Company’s additional shares, placed by subscription, shall be deemed placed upon full payment thereof.

13.9          In the case where the Company’s authorized capital is increased out of the Company’s property by placing additional shares, such shares shall be distributed among all shareholders. In doing so, each shareholder shall be offered the shares of the same category (class), as it owns, on pro rata basis.

13.10   The amount, by which the Company’s authorized capital is increased out of the Company’s property, shall not exceed the difference between the net Company’s asset value and the Company’s reserve fund.

14. DECREASE OF THE COMPANY’S AUTHORIZED CAPITAL

14.1          The Company shall be entitled, and in the cases stipulated by applicable laws obliged, to decrease its authorized capital by reducing the par value of the shares or by diminishing the total number thereof, including by acquisition of a part of the shares in the cases stipulated by applicable laws and hereby.

14.2          The decision to decrease the Company’s authorized capital by reducing the par value of the shares or by acquisition of a part of the shares with a view to diminish the total number thereof, shall be made by the General Meeting of Shareholders according to sub-clauses 27.1.11 — 27.1.12 hereof.

14.3          The decision to decrease the Company’s authorized capital by reducing the par value of the shares may provide for the payment of monetary funds to the Company’s shareholders and (or) the transfer to them of equity securities, owned by the Company and placed by other legal entity.

14.4          The Company’s authorized capital may be decreased by reducing the total number of the placed shares, including the acquisition and retirement of some shares at the Company’s disposal in the following cases:

(1) in the case of retirement of some shares, acquired by the Company following the decision to decrease the Company’s authorized capital by acquisition and retirement of some shares aimed to reduce the total number thereof;

(2) if the shares redeemed by the Company at the shareholders’ request failed to be sold within one year from the date of redemption thereof (except for the case of redemption of shares following the decision to reorganize the Company);

(3) redemption of the Company’s shares upon reorganization thereof;

(4) the reorganization of the Company by way of spin-off by the retirement of the converted shares;

(5) if the shares, acquired by the Company by decision of the Company’s competent body, established by the Company Charter, failed to be sold within one year from the date of acquisition thereof;

(6) in other cases provided for by applicable laws.

14.5          The decision to decrease the Company’s authorized capital by acquiring some shares aimed to reduce the total number thereof shall be made by the General Meeting of Shareholders.

14.6          Within 3 (three) working days following the Company’s decision to decrease its authorized capital, the Company shall notify of its decision the authority, that carries out state registration of legal entities, and publish twice (once a month) in printed media where the information on the state registration of legal entities is published a notice on reduction of the Company’s authorized capital. The Company’s creditor may, if its right of claim arose prior to publication of a notice on Company’s authorized capital reduction, within 30 days after the date of the last publication of the notice demand early performance of the Company’s relevant obligations or, unless early performance of the obligations is possible, the termination of obligations and reimbursement of the respective costs.

PART III. SHARES AND OTHER EQUITY SECURUTIES OF THE COMPANY

15. THE COMPANY’S SHARES

15.1          The Company’s ordinary share is a registered equity security granting its owner (shareholder) a specific scope of proprietary rights, including the right to participate in managing the Company, the right to receive a part of Company’s profit in form of dividend, as well as the right to receive a part of the property after liquidation of the Company.

15.2          The Company’s issued and placed shares are ordinary registered shares of the same par value. The par value of the shares is expressed in rubles, regardless of the form and the way they have been paid for.

15.3          The Company has a right to place one or more classes of the Company’s preferred shares.

15.4          The par value of the shares of the same category (class) shall be the same.

15.5          The par value of the Company’s placed preferred shares shall not exceed 25% (twenty five percent) of the Company’s authorized capital.

15.6          The procedure of formation and floatation of the Company’s fractional shares shall be set forth hereby and applicable laws of the Russian Federation.

15.7          The scope of rights granted by the Company’s share shall be defined hereby and applicable laws of the Russian Federation.

15.8          The rights granted by the Company’s share shall be transferred to the acquirer thereof at the time of rights to such security are transferred.

16. BONDS AND OTHER EQUITY SECURITIES OF THE COMPANY

16.1          Apart from the Company’s additional shares, the Company shall be entitled to place bonds, options and other equity securities according to the requirement of the laws of the Russian Federation.

16.2          The Company has no right to place tge bonds and other equity securities, convertible into the Company’s shares, if the number of the Company’s declared shares of certain categories and classes is less than the number of the shares of such classes and categories, the right to purchase which is granted by such securities. In such a case, according to the procedure and on the terms, stipulated by applicable laws and hereby, the decision to place equity securities convertible into the Company’s shares may be taken simultaneously with the decision to introduce the amendments hereto in respect of the number of the Company’s declared shares as may be required to make such decision.

16.3          The placing price of the Company’s equity securities convertible into the Company’s shares for the persons having a preemptive purchase right can be lower than the placing price for other persons, but not more than by 10% (ten percent). The placing price of the Company’s equity securities convertible into the Company’s shares may not be lower than the par value of the shares, such equity securities are converted into.

16.4          The equity securities placed by the Company (except for the Company’s additional shares placed by subscription) may be paid only in cash.

16.5          The Company’s equity securities placed by subscription shall be deemed placed if paid for in full.

16.6          The Company’s bonds may be redeemed in cash or in kind according to the decision on the issue thereof.

16.7          A bond shall attest the right of its owner to demand the redemption of a bond (payment of the par value, or the par value and interest) within the established period.

16.8          Placement of bonds and other equity securities (including bonds and other equity securities convertible into shares) shall be performed on the basis of the decision of the General Meeting of Shareholders and (or) the Company’s Board of Directors.

16.9          The decision to issue bonds shall specify the form, period and other terms of bond redemption.

16.10   A bond shall have a par value. The bonds may be placed by the Company after its authorized capital is paid in full.

16.11   The Company may place bonds with flat maturity term or bonds redeemable by series on certain dates.

16.12   The Company shall provide for the possibility of early redemption of the bonds at request of bond owners. At the same time, the decision to issue bonds shall indicate the cost of the redemption and the earliest date when such bond may be presented for an early redemption.

16.13   The Company shall be entitled to place the bonds, including the bonds secured by pledge of certain property, or the bonds under security provided to the Company by a third party for the issue of bonds, and debenture bonds.

16.14   The bonds are represented by registered bonds and bearer bonds. When issuing registered bonds, the Company shall keep the register of the owners thereof. A lost registered bond can be renewed by the Company for a reasonable charge. The rights of the holder of a lost bearer bond shall be restored by court, according to the procedure established by procedural laws of the Russian Federation.

16.15   The procedure for issuing the securities, depending on the category of securities and the manner of placement thereof, shall be set forth by applicable laws of the Russian Federation.

17. CONSOLIDATION AND SPLITTING OF SHARES

17.1          The Company shall be entitled to consolidate the Company’s placed ordinary shares, which results in conversion of two or more ordinary shares into one new ordinary share by decision of General Meeting of Shareholders. In this case, respective amendments shall be introduced hereto with respect to the share’s par value and the number of the Company’s placed and declared ordinary shares.

17.2          Unless the purchase of the whole number of the shares by a shareholder is possible during the consolidation, the parts of the shares (fractional shares) shall be formed.

17.3          By decision of a General Meeting of Shareholders, the Company shall be entitled to split the Company’s placed shares, which results in conversion of one share into two or more shares of the same class (category). In this case, respective amendments shall be introduced hereto with respect to the share’s par value and the number of the Company’s placed and declared shares of the corresponding class (category).

18. PAYMENT FOR THE SHARES AND OTHER EQUITY SECURITIES UPON PLACEMENT THEREOF

18.1          The Company’s shares placed at the time of its establishment have been paid in full by the Company’s founders following the decision on establishing the Company and the terms of agreement on the establishment of the Company.

18.2          Additional shares and equity securities of the Company, placed by subscription, shall be deemed placed if paid in full.

18.3          The Company’s additional shares placed by subscription may be paid in cash, securities, other commodities or property rights or other rights, having a pecuniary valuation. The Company’s additional shares may be paid by offsetting the Company’s liabilities in case of private offering.

18.4          The form of payment for the Company’s additional shares shall be defined by decision on placement thereof. The payment for other equity securities shall be made only in cash.

18.5          In the case of in-kind payment for the additional shares, the property used to pay for the shares shall be valuated according to article 77 of Federal Law “On Joint Stock Companies”.

18.6          In the case of in-kind payment for the shares, an independent appraiser shall be engaged to evaluate the market value of such property, unless otherwise stipulated by the laws of the Russian Federation. The property’s monetary value determined by the Company’s Board of Directors may not exceed the monetary value, determined by an independent appraiser.

19. ACQUISITION OF THE PLACED SHARES BY THE COMPANY

19.1          The Company shall be entitled to acquire the shares placed by it based on the decision of General Meeting of Shareholders on decrease of the Company’s authorized capital by acquiring a part of the placed shares in order to reduce the total number thereof. The decision to decrease the authorized capital may not be taken, if the nominal value of the shares, remaining in circulation, would be less than the minimal amount of the authorized capital stipulated by applicable laws of the Russian Federation. The shares acquired by decision of General Meeting of Shareholders on decrease of the authorized capital shall be retired upon acquisition thereof.

19.2          The Company shall be entitled to acquire the placed shares by decision of the Board of Directors. Such a decision may be taken if the par value of the shares remaining in circulation makes up at least 90% (ninety percent) of the Company’s authorized capital. The acquired shares do not grant the right of vote, are not taken into consideration when counting the votes, and no dividends are accrued on such shares. Such shares shall be sold at their market price no later than one year after the date of acquisition thereof. Otherwise, the General Meeting of Shareholders shall take a decision to decrease the Company’s authorized capital by retiring the mentioned shares.

20. REDEMPTION OF THE COMPANY’S SHARES AT THE SHAREHOLDERS’ REQUEST

20.1          The shareholders, holding the voting shares, shall be entitled to request the redemption of all or a part of the shares owned by them in the following cases:

(1) reorganization of the Company or entering into a major transaction, whose approval is decided upon by the General Meeting of Shareholders according to the Federal Law “On Joint-Stock Companies”;

(2) introduction of amendments hereto (making a decision by the General Meeting of Shareholders, which serves the basis for amending the Charter) or approval of the revised Charter, resulting in restriction of their rights.

(3) decision made by the General Meeting of Shareholders on applying for the delisting of the Company’s shares and (or) equity securities convertible into the Company’s shares.

20.2          The request referred to above may be put forward by the shareholders, who voted against adoption of the respective decisions or who did not take part in the voting on such issues no later than 45 (forty five) days from the day of adoption of a respective decision by the General Meeting of Shareholders. The requests received by the keeper of the Register of the Company’s Shareholders (Registrar) or by the Company after the aforesaid time or containing incomplete/unreliable information shall not be taken for consideration.

20.3          The redeemed shares shall be put at the Company’s disposal and sold at the market price thereof within one year of the date of redemption.

PART IV. THE COMPANY’S SHAREHOLDERS

21. THE COMPANY’S SHAREHOLDERS

21.1          Any individual, having exercised the ownership of the Company’s shares according to the procedure established by applicable laws of the Russian Federation and hereby shall be deemed the Company’s shareholder. The number of the Company’s shareholders is unlimited.

21.2          Unless otherwise specified by laws, in the case two or more persons have the legitimate common shared ownership right to one or more shares of the Company, such persons shall be recognized as one shareholder and shall exercise the rights of the Company’s shareholder thus granted to them, including the right to vote at the General Meeting of Shareholders by one of them or by their common representative at their discretion. Powers of the mentioned persons shall be duly formalized. The co-owners of the share are jointly liable for all obligations assumed by the shareholders.

21.3          A person, having entered into ownership of the Company’s fractional share on the grounds envisaged by applicable laws of the Russian Federation and hereby, shall be recognized as the Company’s shareholder. The Company’s fractional share grants to the shareholder the rights granted by the Company’s whole share, to the extent corresponding to such part of the whole share that this fractional share represents.

21.4          The shareholder’s legal status is defined by the scope of rights granted to it and obligations assigned to it. The rights of the Company’s shareholder(s) in relation to the Company and other shareholders are conditional on the class and category, as well as the number of the shares, owned by them.

21.5          Access to the state secret information shall be provided to the Company’s shareholders under security clearance executed in compliance with the procedure stipulated by the laws of the Russian Federation.

22. THE REGISTER OF SHAREHOLDERS

22.1          The rights of the Company’s shareholders to the shares owned by them are attested in the system of registration — the registrar’s records in the personal accounts — or, in the case of registration of the rights to the Company’s shares in a depositary, — the records in the custody accounts in depositaries.

22.2          The right to the Company’s share shall be transferred to the acquirer thereof after the registrar makes a record on the personal account of the acquirer in the registration system, or, in case of registration of the rights to the Company’s shares in a depositary — after a person, performing the depositary activity, makes a record on the custody account of the acquirer.

22.3          The Register of Shareholders shall contain data on each registered person, the number and classes (categories) of the shares recorded to the name of such persons, as well as other data stipulated by the current laws.

22.4          The Company shall ensure the maintaining and keeping of the Resister of Shareholders according to applicable laws of the Russian Federation.

22.5          In case the functions to maintain the Company’s Register of Shareholders are transferred to the Company’s Registrar, the Company is not released from responsibility for maintenance thereof.

23 SHAREHODERS’ RIGHTS

23.1          The shareholders (shareholder), holding in the aggregate 1 (one) whole ordinary share of the Company, shall have 1 (one) vote at the General Meeting of Shareholders. A fractional ordinary share shall grant its owner a proportional part of the vote.

23.2          Every ordinary registered share of the Company provides the shareholder holding it the same scope of rights, including:

(1) the right to take part in governing the Company and to participate personally or via representative in the General Meeting of Shareholders with the right to vote on all the issues within its terms of reference with the number of votes, corresponding to the quantity of ordinary shares held by it;

(2) the right to receive dividend from the net profit of the Company;

(3) the right to receive a part of the Company’s property in the case of its liquidation;

(4) the right to freely alienate all or a part of the shares owned by it without prior agreement of other shareholders or the Company;

(5) the right to demand the redemption of all or a part of the shares owned by it in cases and according to the procedure, established by laws;

(6) the preemption right to acquire the shares placed by the Company through public subscription, as well as in the cases stipulated by the current laws, through a private subscription of additional ordinary shares and equity securities, convertible into the ordinary shares, in proportion to the number of the shares of certain category, owned by it;

(7) when exercising the preemption right to acquire additional shares placed by the Company and other equity securities, convertible into the shares of the Company, the right to pay for such placed equity shares in cash, if it chooses to do so, provided that the decision, that sets a basis for the placement of such equity securities, provides for in-kind payment thereof;

(8) the right to request, in the manner prescribed by law, from the Company’s registrar to confirm the shareholder’s rights to the Company’s shares held by it by issuing an extract from the register of the Company’s shareholders, which extract shall not be regarded as a security;

(9) the right to request the Company to issue an extract from the list of persons entitled to participate in the General Meeting of Shareholders containing the data about the shareholder concerned, or a certificate, confirming that it is not included in the list of the persons entitled to participate in the General Meeting of Shareholders;

(10) the right to request the Company to issue an extract from the list of persons entitled to request the Company to redeem the shares in held by them, containing the data about the shareholder concerned, or a certificate, confirming that it is not included in the list of the persons entitled to request the Company’s redemption of shares;

(11) the right to request the Company to issue an extract from the list of the persons, having a preemptive right to acquire additional shares and other equity securities placed by the Company, containing the data about the shareholder concerned, or a certificate, confirming that it is not included in the list of such persons;

(12) the right of access to the Company’s documents defined by the Federal Law “On Joint-Stock Companies”;

(13) upon preparation for the General Meeting of Shareholders, the right of free access to the information (materials) that shall be made available to the shareholder upon exercising its right to participate in the General Meeting of Shareholders;

(14) the right to file a claim for invalidation of a major transaction or an interested-party transaction, which has been entered into by the Company in violation of the procedure established by laws;

(15) the right to claim in the court against the decision passed by the General Meeting of Shareholders in violation of the laws and hereof (including any decision taken in violation hereof concerning convening and holding the annual and extraordinary General Meetings of Shareholders), in case the claimant was absent from the General Meeting of Shareholders or voted against such a decision, and that such a decision violates its rights and legitimate interests;

(16) other rights, envisaged by applicable laws of the Russian Federation.

23.3          The shareholders (shareholder), holding in the aggregate at least 1% (one percent) of the voting shares of the Company shall also have the right to:

(1) request the Company to provide a list of persons entitled to take part in the General Meeting of Shareholders, if they are included in such a list;

(2) according to the procedure established by laws, to put a claim against the Board of Directors, a Board member and the Company’s President to reimburse the damages caused to the Company.

23.4          The shareholder(s) registered in the share registry system and holding in the aggregate more than 1% (one percent) of the voting shares of the Company shall also have the right to request the Company’s Registrar to provide the data from the Register of the Company’s shareholders related to the names of the shareholders entered in the Register of the Company’s shareholders and to the number, category and par value of the securities in their possession.

23.5          The shareholder(s) holding in the aggregate at least 2% (two percent) of the voting shares of the Company shall also have the right to:

(1) submit issues to the agenda of the Annual General Meeting of Shareholders, as well as to propose the candidates (including self-nomination) for the Company’s Board of Directors, Auditing Commission and Tabulation Commission, and nominate the Company’s Auditor;

(2) nominate the candidates (including self-nomination) for the Company’s Board of Directors, if the proposed agenda of an extraordinary General Meeting of Shareholders includes an issues of election of the Company’s Board of Directors;

(3) in case of approval by the Company’s Board of Directors of the resolution on refusal to include certain issues in the agenda of the General Meeting of Shareholders or certain candidate in the list of the candidates for election to a respective body of the Company or in case the Board of Directors (Supervisory Board) evades taking a relevant decision, file a claim for compelling the Company to include the proposed issues in the agenda of the General Meeting of Shareholders or a candidate into the list of candidates for election to a respective body of the Company.

23.6          At the same stime, the Shareholder(s) holding in the aggregate at least 10% (ten percent) of the voting shares of the Company, shall also be entitled to:

(1) request a convening of an extraordinary General Meeting of Shareholders on any of the issues within its terms of reference;

(2) in case the Board of Directors fails to approve within the period provided for in Clause 28.9 hereof the decision on holding an extraordinary General Meeting of Shareholders or in case the decision to refuse holding an extraordinary General Meeting of Shareholders, file a claim for compelling the Company to hold an extraordinary General Meeting of Shareholders;

(3) request an interim inspection (revision) of the Company’s financial and economic activities by the Company’s Auditing Commission;

(4) request an independent audit inspection of the Company’s activities.

23.7          At the same time, the Shareholder(s) holding in the aggregate at least 25% (twenty-five percent) of the Company’s voting shares shall also be entitled to a free access to the accounting documents and the minutes of meeting of the Company’s Management Board.

24.                 SHAREHODERS’ OBLIGATIONS

24.1          The obligations of the shareholders are determined by applicable laws and hereby. The shareholders of the Company are particularly obliged to:

(1) observe the provisions hereof and the Company’s internal documents, respect the will of the other shareholders expressed by the decision of the General Meeting of Shareholders;

(2) timely, and following other terms and procedures envisaged by laws, hereby and internal documents of the Company, make payment for the shares and other equity securities placed by the Company;

(3) timely notify the Company’s Board of Directors, Auditing Commission and Auditor of the transactions conducted by the Company and anticipated transactions, in respect of which they can be regarded as concerned parties, as well as of other legal entities, where they own independently or jointly with an affiliated individual(s) 20% (twenty) or more percent of the voting equities (shares); and of legal entities, where they serve on the management bodies.

(4) not to disclose confidential information on the Company’s activity.

24.2          The Company’s shareholders shall have no right to act on behalf of the Company without special powers vested in accordance with procedure established by laws.

PART V. THE COMPANY’S MANAGEMENT BODIES

25.                 THE STRUCTURE OF THE COMPANY’S MANAGEMENT BODIES

25.1          The Company shall be managed through the Company’s management bodies.

25.2          The Company’s management bodies include the General Meeting of Shareholders, the Board of Directors, Management Board (collective executive body of the Company) and the President (sole executive body of the Company).

25.3          Additional internal structural subdivisions (including counsels, committees and commissions) may be established at the corresponding body of the Company.

26.                 GENERAL MEETING OF THE COMPANY’S SHAREHOLDERS

26.1          The General Meeting of Shareholders shall be the superior management body of the Company.

26.2          The General Meeting of Shareholders shall perform its activity according to the provisions hereof, the Company’s internal documents approved by decision of the General Meeting of Shareholders, and the requirements of the laws of the Russian Federation.

26.3          The General Meeting of Shareholders of MTS OJSC shall be held in Moscow.

26.4          The Company is obliged to conduct Annual (Regular) General Meeting of Shareholders.

26.5          The Annual General Meeting of Shareholders shall consider the issues related to the election of the Company’s Board of Directors, Auditing Commission, approval of the Company’s Auditor, the issues referred to in sub-clause 27.1.19 hereof, and other issues within the terms of reference of the General Meeting of Shareholders.

26.6          The General Meetings of Shareholders held in addition to the annual meetings shall be deemed extraordinary. An Extraordinary General Meeting of Shareholders may decide on the issues concerning an early termination of the powers of the Board members and concerning the election of the Company’s Board of Directors, concerning an early termination of the powers of the Auditing Commission members and concerning the election of the Company’s Auditing Commission, approval of the Company’s Auditor, and other issues, stipulated by applicable laws.

27.                 TERMS OF REFERENCE OF THE GENERAL MEETING OF SHAREHOLDERS

27.1          The following matters shall fall within the terms of reference of the General Meeting of Shareholders:

(1) amendment hereto (except when a respect decision is referred to the terms of reference of the Company’s Board of Directors), as well as the approval of the Company’s Charter as restated;

•                  The decision shall be made by qualified majority (three fourth) of the shareholders holding the Company’s voting shares and participating in the General Meeting of Shareholders

(2) reorganization of the Company;

•                  the decision to reorganize the Company into a noncommercial partnership shall be made only at the request of the Company’s Board of Directors by unanimous decision of all the shareholders of the Company;

•                  the decisions to reorganize the Company in other forms shall be made only at the request of the Company’s Board of Directors by qualified majority (three fourth) of the shareholders holding the Company’ voting shares, who participate in the General Meeting of Shareholders

(3) liquidation of the Company, appointment of liquidation commission and approval of interim and final liquidation balance sheet;

•                  the decision shall be made by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders

(4) determining the number of the Board members, election of the members and making decisions concerning the early termination of the powers of the Board members, as well as making decision on remuneration and/or compensation to the Board members during the execution of their obligations;

•                  decision on election of the Board members shall be made by cumulative voting. Upon the cumulative voting, the number of the votes that belong to each shareholder is multiplied by the number of the individuals to be elected in the Company’s Board of Directors, and a shareholder has a right to give the votes, received in such a manner, to one candidate or to distribute them among two or more candidates. The candidates who received the largest number of the votes shall be deemed elected to the Company’s Board of Directors;

•                  decision on all other issues shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders

(5) determining the number, par value and category (class) of the Company’s authorized shares and the rights granted by such shares;

•                  (decision shall be made by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(6) increase of the Company’s authorized capital by increasing the par value of the Company’s shares;

•                  (decision shall be made only at the request of the Company’s Board of Directors by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(7) increase of the Company’s authorized capital by placing additional shares only among the shareholders of the Company, in case of the Company’s authorized capital is increased out of its property;

•                  (decision shall be made only at the request of the Company’s Board of Directors by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(8) increase of the Company’s authorized capital by placing additional shares by way of private subscription

•                  (decision shall be made only at the request of the Company’s Board of Directors by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(9) increase of the Company’s authorized capital by placing by way of public subscription the ordinary shares, constituting more than 25% (twenty-five percent) of the previously placed ordinary shares of the Company;

•                  (decision shall be made only at the request of the Company’s Board of Directors by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(10) if the Company receives a voluntary or mandatory offer to acquire the shares, as well as other equity securities convertible into the Company’s shares — increase of the Company’s authorized capital by placing additional shares not exceeding the number and the categories (classes) of authorized shares, according to the procedure stipulated by laws;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(11) decrease of the Company’s authorized capital by reducing the par value of the Company’s shares;

•                  (decision shall be made only at the request of the Company’s Board of Directors by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(12) decrease of the Company’s authorized capital by acquisition by the Company of a part of the shares for the purpose of reducing the total number thereof, as well as by redemption of the acquired or bought out shares of the Company;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(13) placement of equity securities convertible into the Company’s ordinary shares by private subscription;

•                  (decision shall be made by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(14) placement of equity securities convertible into the Company’s ordinary shares by public subscription, in the case of placement of equity securities convertible into the Company’s ordinary shares, constituting more than 25% (twenty-five percent) of the previously placed ordinary shares;

•                  (decision shall be made only at the request of the Company’s Board of Directors by qualified majority (three fourth) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(15) placement of the securities convertible into shares, including the Company’s options, if the Company receives a voluntary or mandatory offer to acquire the shares, as well as other equity securities convertible into the Company’s shares, according to the procedure stipulated by applicable laws;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(16) determining the quantitative composition of the Company’s Auditing Commission, election of its members and making decision concerning an early termination of the powers of the Auditing Commission members, as well as making decision to remunerate and/or compensate the Auditing Commission members during the execution of their duties;

•                  (decision of election of the Auditing Commission members shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, not being the Board members or the individuals, holding positions in the Company’s management bodies, participating in the General Meeting of Shareholders;

•                  decisions on other issues shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(17) appointment of the Company’s Auditor;

•                  (decision is made by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(18) payment (declaration) of dividend based on the results of the first quarter, six months, nine months of a fiscal year;

•                  decision is made by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(19) approval of the annual reports, annual accounting statement, including Income and Loss Statements (Income and Loss accounts) of the Company, as well as profit distribution (including dividend payment (declaration)), except for the Company’s profit distributed as dividends based on the results of the first quarter, six months, nine months of a fiscal year and losses based on the results of a fiscal year;

•                  (decision is made by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(20) determining the procedure for conducting the General Meeting of Shareholders;

•                  (decision is made by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(21) determining the quantitative composition of the Tabulation Committee, electing the members of the Tabulation Committee and early termination of their power;

•                  (decision is made by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(22) consolidation and splitting of shares;

•                  (decision is made only at the request of the Company’s Board of Directors by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(23) approval of interest-party transactions in accordance with the procedure stipulated by laws and hereby, when the subject of a transaction or of several interrelated transactions is a property whose value according to the Company’s books (offer price of the acquired property) is equal to 2% (two percent) or more of the Company’s assets book cost according to its accounting statement as at the last reporting date, except for the transactions referred to in sub-clauses 27.1.24. and 27.1.25. hereof;

(24) approval of interest-party transactions in accordance with the procedure stipulated by laws and hereby, when the subject of a transaction or of several interrelated transactions is placement by subscription or by sale of the shares exceeding 2% (two percent) of the previously placed ordinary shares of the Company and ordinary shares, to which the previously placed securities and equity securities may be converted;

(25) approval of interest-party transactions in accordance with the procedure stipulated by laws and hereby, when the subject of a transaction or of several interrelated transactions is placement by subscription of the shares exceeding 2% (two percent) of the previously placed ordinary shares of the Company and ordinary shares, to which the previously placed securities and equity securities may be converted;

(26) approval of interest-party transactions in accordance with the procedure stipulated by laws and hereby, if all Board members, at the time of taking a decision on the interest-party transaction approval by the Board of Directors, in all cases other than those stipulated in sub-clauses 27.1.23—27.1.25. hereof, have been recognized as persons concerned and/or are not independent directors, and the relevant issue shall be referred by the Board of Directors to the General Meeting of Shareholders;

(27) if the Company receives a voluntary or compulsory offer to purchase the shares, as well as any other equity securities, convertible into the Company’s shares, the General Meeting of Shareholders shall approve interested-party transactions according to the procedure prescribed by laws;

•                  (decisions on the approval of interested-party transactions in all cases referred to in sub-clauses (23) — (26) above shall be taken only at the request of the Company’s Board of Directors by a simple majority (more than one half (1/2)) of the votes of all non-concerned shareholders owning the Company’s voting shares);

•                  (decisions on the approval of interested-party transactions in the case referred to in sub-clause (27) above shall be taken by a simple majority (more than one half (1/2)) of the votes of all non-concerned shareholders owning the Company’s voting shares).

(28) approval of major transactions in accordance with the procedure stipulated by laws and hereby in the case when the subjects of the transaction is a property the value of which exceeds 50% (fifty percent) of the Company’s assets book cost defined according to its accounting statement as at the last reporting date;

•                  (decision is made only at the request of the Company’s Board of Directors by a qualified majority (three quarters) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(29) approval of major transactions in accordance with the procedure stipulated by laws and hereby in the case, when the Board members fail to reach unanimous decision with respect to the approval of such major transaction, as requested by sub-clause 31.2.19 hereof, and the relevant issue has been referred by the Board of Directors to the General Meeting of Shareholders;

•                  (decision is made only at the request of the Company’s Board of Directors by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(30) making a decision on participation in financial and industrial groups, associations and other unions of commercial organizations;

•                  decision is made only at the request of the Company’s Board of Directors by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(31) approval of internal documents that regulate the activities of the Company’s bodies;

•                  (decision is made only at the request of the Company’s Board of Directors by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(32) transferring the powers of the Company’s sole executive body under an agreement to any commercial organization (managing organization) or to an individual entrepreneur (manager), as well as making a decision on early termination of powers of such managing organization or manager;

•                  (decision is made only at the request of the Company’s Board of Directors by a simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(33) if the Company receives a voluntary or compulsory offer to acquire the shares, as well as any other equity securities convertible into the Company’s shares, approval of the transaction or several interrelated transactions connected with the acquisition, alienation or an opportunity of alienation by the Company, directly or indirectly, of any property amounting to 10 or more percent of Company’s assets book cost, defined based on its accounting statement as at the last reporting date, unless such transactions are entered into in the course of the Company’s regular business activities or have been made before the Company received such voluntary or compulsory offers;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(34) if the Company receives a voluntary or compulsory offer to acquire the shares, as well as any other equity securities convertible into the Company’s shares, taking a decision on increasing the remuneration for the persons holding positions in the Company’s management bodies, setting the terms of termination of their powers and increase of compensations paid to such persons in the case of termination of their powers;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(35) if the Company receives a voluntary or compulsory offer to acquire the shares, as well as any other equity securities convertible into the Company’s shares — approval of acquisition by the Company of outstanding shares;

•                  (decision shall be made by simple majority (more than a half) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(36) Making a decision on applying for delisting of the Company’s shares and (or) equity securities, convertible into the Company’s shares;

•                  (decision is made by a qualified majority (three quarters) of the shareholders holding the Company’s voting shares, who participate in the General Meeting of Shareholders)

(37) Other issues stipulated by law and hereby.

27.2          The issues falling within the terms of reference of the General Meeting of Shareholders may not be referred to the Company’s Board of Directors or any executive body of the Company.

27.3          The General Meeting of Shareholders shall not be entitled to consider the issues falling beyond its terms of reference and to take decisions on these issues.

27.4          The decisions of the General Meeting of Shareholders on the issues not included in the agenda of the General Meeting of Shareholders (unless all the shareholders of Company participated in the meeting) or approved in violation of the terms of reference of the General Meeting of Shareholders or approved in the absence of quorum for holding the General Meeting of Shareholders or approved without majority of the shareholders’ votes required for approval of the decisions shall be null and void regardless of appeal of such decisions.

28.                 PREPARATION AND CONVOCATION OF THE GENERAL MEETING OF SHAREHOLDERS

28.1          An Annual General Meeting of Shareholders shall be held not earlier than 2 (two) months prior to and not later than 6 (six) months after the end of the fiscal year. An Annual General Meeting of Shareholders shall be convened by the Company’s Board of Directors. The date of an Annual Meeting of Shareholders shall be defined by the Company’s Board of Directors.

28.2          An Extraordinary General Meeting of Shareholders shall be held following a decision of the Company’s Board of Directors on its own initiative, at the request of the Company’s Auditing Commission, Auditor and the shareholders (shareholder), holding in the aggregate at least 10% (ten percent) of the Company’s voting shares as at the date of the request or on other grounds provided for by applicable laws of the Russian Federation. An Extraordinary General Meeting of Shareholders shall be convened by the Company’s Board of Directors or otherwise in cases provided for by applicable laws of the Russian Federation. In case the Company’s Board of Directors fails to make a decision on convocation of an Extraordinary General Meeting of Shareholders within the period provided for in Clause 28.9 hereof, or decides to refuse the convocation thereof, the Company’s body or persons requesting a meeting shall be entitled to appeal to court to compel the Company to hold an Extraordinary General Meeting of Shareholders.

28.3          The request for convening an Annual General Meeting of Shareholders shall contain the issues to be included in the agenda. The request for an Extraordinary Meeting may contain the draft decisions on each of the issues under consideration, as well as the proposal on the form of the meeting.

28.4          The decision of the Company’s Board of Directors that initiates the convocation of an Extraordinary General Meeting of Shareholders shall be adopted by a simple majority of the Board members attending the meeting. This decision shall include the approval: (1) of the wording of the issues on agenda; (2) of the form of the meeting. The Minutes of the Board meeting where such decision has been made shall contain the names of the Board members who voted for the decision, against it or abstained.

28.5          The decision of the Company’s Auditing Commission to convene an Extraordinary General Meeting of Shareholders shall be passed by a simple majority of the members of the Auditing Commission attending the meeting and shall be submitted to the Board of Directors. The said request shall be signed by the members of the Auditing Commission who voted for passing such a decision.

28.6          The request of an External Auditor initiating the convocation of an Extraordinary General Meeting shall be signed by it and submitted to the Board of Directors.

28.7          The shareholders holding in the aggregate at least 10% (ten percent) of the Company’s voting shares who initiate the convocation of an Extraordinary General Meeting of Shareholders shall submit to the Board of Directors a written request specifying, in addition to the information indicated in clause 28.3 hereof, the following information: (1) the names of the shareholders, (2) information about the voting shares held by them. Such request shall be signed by the shareholder or its authorized representative. If the request is signed by a representative, the power of attorney shall be attached. If the request is signed by a representative of the legal entity who acts on behalf of the shareholder by proxy, the power of attorney shall be attached.

28.8          A request of the persons initiating the convocation of an Extraordinary General Meeting of Shareholders shall be submitted in writing by sending to the Company’s address of a registered letter or a registered letter with delivery confirmation, or by sending by a courier, or delivered to the secretary of the Company’s Board of Directors against the signature or to the Company’s clerical office or any other department empowered to receive the correspondence addressed to the Company.

28.9          Within 5 days of the date of such request, the Board of Directors shall pass a decision to convene or refuse the convocation of an Extraordinary General Meeting of Shareholders. The decision to convene or refuse the convocation of an Extraordinary General Meeting of Shareholders shall be sent to the persons requesting the meeting within 3 (three) days.

28.10   The list of the persons, entitled to take part in the General Meeting of Shareholders is compiled relying on the data of the Company’s Register of Shareholders as at a certain date, set by the Company’s Board of Directors in compliance with the applicable laws of the Russian Federation and herewith.

28.11   the Company’s Board of Directors, while preparing for holding the General Meeting of Shareholders, shall define:

•                            form of the General Meeting of Shareholders (meeting or absentee voting);

•                            the date, place and time of the meeting and/or the deadline for accepting the voting ballots and the mailing address, to which the filled in ballots shall be sent;

•                            the date, place and time of registration of the persons entitled to participate in the General Meeting of Shareholders held in a form of meeting;

•                            deadline for compiling a list of persons entitled to participate in the General Meeting of Shareholders;

•                            agenda of the General Meeting of Shareholders;

•                            the way in which the shareholders shall be notified of the General Meeting of Shareholders;

•                            a list of information (materials) to be transferred to the shareholders upon preparing to hold the General Meeting of Shareholders and procedure for delivery of such materials;

•                            form and text of the voting ballots.

28.12   The agenda of an Annual General Meeting of Shareholders shall include the issues relating to the election of the Board members, Auditing Commission, approval of the Auditor, and to the approval of the Company’s annual reports, annual or accounting statements, profits and losses distribution.

28.13   The Company’s Board of Directors shall not be entitled to amend the wordings of the issues to be included in the agenda of the General Meeting of Shareholders, and the wordings of decisions on such issues.

28.14   Voting at the General Meeting of Shareholders shall be carried out by voting ballots. If the General Meeting of Shareholders is held in form of joint attendance, the voting ballot shall be sent by registered mail or by courier or delivered against signature to each person or its representative, entered in the list of persons, entitled to participate in the General Meeting of Shareholders. Should the General Meeting be held in form of absentee voting or in any other instances stipulated by applicable law or hereby, the voting ballot shall be sent by registered mail or by courier or delivered against signature to each person included in the list of persons entitled to participate in the General Meeting of Shareholders not later than 20 (twenty) days before the date of the General Meeting of Shareholders. Those shareholders shall be deemed to have taken part in the General Meeting of Shareholders in form of joint attendance, who have registered for participation in such a meeting, as well as the shareholders whose ballots have been received at least 2 (two) days before the date of the General Meeting of Shareholders. Those shareholders shall be deemed to have taken part in the General Meeting of Shareholders in form of absentee voting, whose ballots have been received before the deadline for accepting the ballots.

28.15   Notification of the General Meeting of Shareholders shall be sent to the shareholders included in the list of persons entitled to participate in the General Meeting of Shareholders at least 30 days before the date of the General Meeting of Shareholders, unless otherwise specified by laws, by mailing the notice by registered mail at the addresses referred to in the list of persons entitled to participate in the General Meeting of Shareholders, or shall be delivered to those persons against signature.

The text of the notice on the General Meeting of Shareholders shall be published at the Company’s official website (www.mts.ru) within the period set forth for sending such a notice. The date of shareholders’ notification of the General Meeting of Shareholders shall be the mailing date.

28.16   The text of the notice on the General Meeting of Shareholders may, by decision of the Company’s Board of Directors, be sent also in electronic form to those Company shareholders who have communicated to the Company or the Registrar their electronic addresses for such notices.

28.17   Additional requirements for the procedure for convening and holding the General Meeting of Shareholders are stipulated by applicable laws of the Russian Federation and the Company’s internal documents.

28.18   The list of information and materials concerning the agenda to be provided to the shareholders and the procedure thereof are set forth by the laws of the Russian Federation. By decision of the Company’s Board of Directors, the information that shall be made available to the persons entitled to take part in the General Meeting of Shareholders, unless it is confidential or proprietary, may be partially or fully disclosed on the Company’s website.

28.19   The proposals on inclusion of the issues in the agenda of an Annual General Meeting of Shareholders and the proposals on nominating the candidates for the Company’s bodies elected by General Meeting shall be submitted to the Company by the Company’s shareholders holding at least 2 (two) percent of the voting shares within 100 (hundred) days following the end of the fiscal year. The proposal on the agenda and the candidates to the Company’s bodies shall be sent to the Company’s address by registered mail with delivery confirmation or by courier, or delivered to the Company’s secretary against signature or to the Company’s clerical office or any other department empowered to receive the correspondence addressed to the Company.

29.                 HOLDING THE GENERAL MEETING OF SHAREHOLDERS

29.1          Decisions of the General Meeting of Shareholders may be taken by holding a meeting (joint attendance of the Company’s shareholders for discussing the agenda issues and passing the decisions on the issues put to vote).

29.2          Decision of the General Meeting of Shareholders may also be taken without holding a meeting, by way of absentee voting.

29.3          The General Meeting of Shareholders, the agenda of which includes such issues as election of the Company’s Board of Directors, Auditing Commission, approval of the Company’s Auditor and the issues referred to in clause 27.1.19 hereof may not be held in form of absentee voting.

29.4          The General Meeting of Shareholders may be attended by the persons included in the list of persons, entitled to participate in the General Meeting of Shareholders, the persons, to whom the rights for the shares of the aforesaid persons have been transferred by way of legal succession or reorganization, or their representatives acting by proxy or by virtue of law. If the General Meeting of Shareholders is held in a form of joint attendance, the persons included in the list of persons, entitled to participate in the General Meeting of Shareholders (or their representatives) shall be entitled to participate in such meeting or to mail the filled-in voting ballots to the Company.

29.5          Registration of the persons, participating in the General Meeting of Shareholders held in a form of a joint attendance meeting, shall be carried out by the Company’s Tabulation Commission. The Company’s Tabulation Commission shall be elected by the General Meeting of Shareholders and shall include at least three persons. Unless the Company’s Tabulation Commission has been established, its functions shall be performed by the Secretary of by the Company’s Board of Directors or by any other person designated by the Board of Directors. The functions of the Tabulation Commission may be performed by the Company’s Registrar. In the case where the number of the shareholder holding the voting shares exceeds 500 (five hundred), the functions of the Tabulation Commission shall be performed by the Company’s Registrar. So far as it relates to the functions of the Tabulation Commission, the latter shall be an independent permanent body of the General Meeting of Shareholders. Its functions shall be to: (1) verify the powers of the persons registered for participation in the General Meeting of Shareholders, (2) verify the power of attorney of the shareholders’ representatives for compliance thereof with the laws of the Russian Federation, (3) keep records of the powers of attorney and the rights granted thereby, recording these in a corresponding log, (4) hand out and send the voting ballots and other information (materials) relating to the General Meeting of Shareholders and to maintain a log of issued (sent) voting ballots, (5) determine a quorum of the General Meeting of Shareholders, (6) count the votes and tally voting results, (7) perform other functions stipulated by the laws of the Russian Federation, by the Company’s internal documents relating to the activity of the Tabulation Commission or by an agreement between the Company and the person acting as Tabulation Commission.

29.6          Transfer of the rights (powers) to a representative of a persons entitled to participate in the General Meeting of Shareholders shall be in a form of a power of attorney issued following the requirements of applicable laws. Any shareholder may at any time replace its representative and personally exercise the rights granted by the share by canceling the power of attorney in accordance with the procedure prescribed by the laws. In the cases where the share is jointly owned by several persons, the voting right at the General Meeting of Shareholder shall be exercised, on their discretion, by any joint holder of such share or by the representative of the joint shareholders. The powers of each of the aforesaid persons shall be duly formalized.

29.7          The General Meeting of Shareholders, held in form of joint attendance is declared open if by the time of its holding there is a quorum with respect to at least one issue on the agenda of this General Meeting of Shareholders. Registration of the persons entitled to participate in the General Meeting of Shareholders, who failed to register before the opening of the Meeting, shall finish after the last issue on the agenda of the General Meeting (the last issue on the agenda of the General Meeting in respect of which the quorum is present) is discussed and prior to the time provided for the voting to the persons who have failed to vote so far.

29.8          If the agenda of the General Meeting of Shareholders includes the issues to be voted upon by different voters, a quorum necessary to take decisions on these issues shall be defined separately for each such issue. The absence of quorum for the decisions to be taken on the issues that require a presence of certain voters shall not impede the decision-making on the issues to be voted upon by different voters, for which a quorum is present.

29.9          A quorum of the General Meeting of Shareholders is defined depending on the composition of the voters with respect to the issues included in the agenda of the General Meeting of Shareholders.

29.10   All shareholders holding the Company’s ordinary shares shall be counted as voters on any issue included in agenda of the General Meeting of Shareholders, except for the following issues:

•   approval of interested-party transactions (sub-clauses 27.1.23 — 27.1.27 hereof); the Company’s shareholders, who, in the manner prescribed by law, are recognized as an interested party with respect to such transaction, shall be excluded from the voters;

•   election of the members of the Company’s Auditing Commission; the shareholders of the Company, being the Board members, and the persons, holding positions in the Company’s management bodies shall be excluded from the voters.

29.11   A quorum of the General Meeting of Shareholders in the case a vote is taken on the issue of reorganizing the Company in a non-commercial partnership shall be as high as 100% (one hundred percent) of the voters. A quorum of the General Meeting of Shareholders on any other issue included in the agenda of the General Meeting of Shareholders is defined as a simple majority (more than a half) of the shareholders entitled to vote on the relevant issue.

29.12   If quorum is present, the number of the votes necessary to take a corresponding decision at the General Meeting of Shareholders, stated in clause 27.1 hereof, is defined according to the total number of the votes of the shareholders attending the General Meeting of Shareholders, except for voting on the issue of reorganizing the Company in non-commercial partnership and the approval of an interested-party transaction (sub-clauses 27.1.23 — 27.1.27 hereof). In the above stated cases the number of votes, required to make a corresponding decision at the General Meeting of Shareholders, is defined according to the total number of the votes of the shareholders, entitled to vote on the relevant issue.

29.13   If by the time of the beginning of the General Meeting of Shareholders quorum is not satisfied for all the issues, included in agenda of the General Meeting of Shareholders, the General Meeting of Shareholders may be postponed for not more than 2 (two) hours.

29.14   In the absence of quorum for an Annual General Meeting of Shareholders, the General Meeting of Shareholders shall be adjourned. In the absence of quorum for an Extraordinary General Meeting of Shareholders, the General Meeting of Shareholders shall be adjourned.

29.15   The adjourned General Meeting of Shareholders has quorum, if attended by the shareholders, holding in the aggregate not less than 30% (thirty percent) of the votes of the Company’s outstanding voting shares.

29.16   Upon convening the adjourned General Meeting of Shareholders instead of the meeting that failed to take place, the procedure for convocation thereof is defined following the provisions of Article 28 hereof relating to the convocation and holding an Extraordinary General Meeting of Shareholders. The ballots for voting at the adjourned meeting shall be sent in accordance with the procedure provided for by applicable laws of the Russian Federation.

29.17   In the absence of quorum for an Annual General Meeting of Shareholders, the adjourned General Meeting of Shareholders with the same agenda shall be held within 60 (sixty) days at the latest pursuant to a court ruling. No additional claim is required. The adjourned General Meeting of Shareholders shall be convened and held by a person or the Company’s body specified in the court ruling and, if the said person or the Company’s fail to hold an Annual General Meeting of Shareholders within the period prescribed by the court, the adjourned meeting of the shareholders shall be convened and held by other persons or the Company’s body having appealed to court provided that such persons or the Company’s body were specified in the court ruling.

29.18   If the adjourned General Meeting of Shareholders is held less than in 40 (forty) days after the postponed General Meeting of Shareholders, the persons entitled to take part in the General Meeting of Shareholders are defined according to the list of persons, who were entitled to take part in the postponed General Meeting of Shareholders.

29.19   Voting at the General Meeting of Shareholders is held under the principle «one voting share—one vote», except for cumulative voting in cases, stipulated by the laws and hereby.

29.20   Voting on all the issues on the agenda at the General Meeting of Shareholders shall be conducted only by voting ballots. The Board of Directors shall approve the ballot form and wording.

29.21   A voting ballot shall be deemed invalid with respect to the agenda issue specified thereon if:

(1) there are corrections in the ballots’ details;

(2) there are discrepancies between the ballot submitted to the Tabulation Committee and the ballot approved by the Company’s Board of Directors;

(3) more than one voting option is left in the voting ballot; unless the vote is taken in accordance with instructions of the persons who have acquired the shares after the date of a list of the persons entitled to participate in the General Meeting of Shareholders, or in compliance with instructions of the owners of depositary securities.

(4) no voting option is left in the ballot;

(5) all voting options have been crossed out;

(6) the ballot has no shareholder’s signature;

(7) the Company, after having received the voting ballots signed by a representative acting by proxy, was notified, not later than two (2) days prior to the date of the General Meeting of Shareholders, that this representative has been replaced (recalled);

(8) in the course of counting the votes, two or more filled-in voting ballots, filled in by one person, with different voting options on the same issue have been discovered. This rule shall not apply to the ballots signed by a person having issued a proxy for voting with respect to the shares that have been transferred after the date of making up a list of the persons entitled to participate in the General Meeting of Shareholders and/or by the persons acting on the basis of such proxy, where in the boxes used for the indicating a number of votes given for each voting option the number of votes cast for the respective option is indicated and appropriate marks are available as stipulated by the regulatory legal acts of the Russian Federation;

(9) in the ballot for voting on the issue of election of the of the Company’s Auditing Commission or the members of the Tabulation Committee more candidates than the number of persons that shall be elected to the Company’s respective body are voted for. This rule shall not apply to the voting ballots that have been signed by a person voting on the shares that have been transferred after the date of making up a list of the persons entitled to participate in the General Meeting of Shareholders, in accordance with the instructions received from the persons who acquired such shares, and/or by a person voting on the shares circulating outside the Russian Federation in the form of depositary securities, that contain appropriate marks stipulated by the regulatory legal acts of the Russian Federation;

(10) the ballot has affirmative votes for alternative versions of decisions;

(11) in the course of cumulative voting, a shareholder has distributed between the candidates to the Board of Directors a number of votes that exceeds the numbers of votes possessed by such shareholder.

(12) the ballots were submitted to the Tabulation Committee after the counting of votes started.

The votes represented by the invalid ballots shall not be counted when tabulating the voting results.

29.22   Additional requirements to conducting of the General Meeting of Shareholders are set forth in the laws of the Russian Federation and in the Company’s internal documents.

30.                 DOCUMENTS OF THE GENERAL MEETING OF THE COMPANY’S SHAREHOLDERS

30.1          According to results of voting, the Tabulation Committee executes the Minutes containing the voting results, which shall be signed by members of the Tabulation Committee or by a person, who performs its functions. The Minutes of the voting results shall be executed not later than 3 (three) working days after the General Meeting of Shareholders or the deadline for accepting the voting ballots if the General Meeting of Shareholders is held in a form of absentee voting.

30.2          Decisions, made at the General Meeting of Shareholders, as well as voting results shall be disclosed at the General Meeting of Shareholders, during which the voting was held, or delivered not later than 10 (ten) days after the Minutes are executed in the form of the Report on the voting results to the persons, included in the list of the persons entitled to take part in the General Meeting of Shareholders, in accordance with the procedure, stipulated in respect of notification about the General Meeting of Shareholders. The Report on the voting results at the General Meeting of Shareholders shall be signed by a person, presiding at the General Meeting of Shareholders and by the Secretary of the General Meeting of Shareholders. The results of the voting on electing the Company’s Board of Directors and the Auditing Commission shall be disclosed at the General Meeting of Shareholders and take effect after being disclosed.

30.3          The Chairman of the General Meeting of Shareholders shall be elected by majority of votes of the shareholders attending the meeting. The Chairman shall perform the following functions: (1) conducts the General Meeting of Shareholders, (2) observes the compliance with the regulations of the General Meeting of Shareholders, and (3) signs the minutes of the General Meeting of Shareholders.

30.4          Report on the voting results shall be attached to the Minutes of the General Meeting of Shareholders.

30.5          The Minutes of the General Meeting of Shareholders shall be executed within 3 (three) working days of the General Meeting of Shareholders in two counterparts. Both counterparts are signed by the Chairman and by Secretary of the General Meeting of Shareholders. The extracts from the Minutes of the General Meeting of Shareholders shall be signed by the Secretary of the General Meeting of Shareholders.

30.6          After the Report on results of the voting is executed and the Minutes of the General Meeting of Shareholders are signed, the voting ballots shall be sealed up by the Tabulation Commission and handed over for custody in the Company’s archives.

30.7          Additional requirements to the form of and the procedure for executing the documents of the General Meeting of Shareholders are set forth by the laws of the Russian Federation and internal documents of the Company.

31.                 THE COMPANY’S BOARD OF DIRECTORS

31.1          The Company’s Board of Directors exercises overall management of the Company’s activities, except for resolving the issues, referred by law and hereby to the terms of reference of the General Meeting of Shareholders.

31.2          Only individual is allowed to be a Board member. The persons elected in the Company’s Board of Directors may be reelected unlimited number of times. A person holding no shares of the Company may become a Board member. The requirements to the persons elected to the Company’s Board of Directors, may be established by the Regulations on the Company’s Board of Directors.

31.3          A person, performing the functions of the President of the Company is not allowed to be simultaneously the Chairman of the Company’s Board of Directors.

31.4 The Board Members are elected by the General Meeting of Shareholders in accordance with the procedure, stipulated by laws and hereby for the period till the next Annual General Meeting of Shareholders. If an Annual General Meeting of Shareholders failed to be held within a stated period, the powers of the Company’s Board of Directors shall terminate, except for the powers to prepare, convene and hold an Annual General Meeting of Shareholders.

31.5 Number of the Board members is defined by decision of the General Meeting of Shareholders and may not be less than 7 (seven). Until a decision is taken setting other number of the Board members, the shareholders, while nominating the candidates for the positions of the Board members, shall be guided by the existing number of the Company’s Board members as defined by the General Meeting as at the time of such nomination.

31.6 The Board Chairman shall organize and manage the activities of the Board of Directors. The Board Chairman presides at the Board meetings and ensures that minutes are maintained at the meetings.

31.7 The Board Chairman and the Deputies Chairman shall be elected by the Board members from among the Board members by a simple majority of votes, present at the Board meeting. The Company’s Board of Directors is entitled to reelect at any time the Board Chairman and the Deputies Chairman by a simple majority of votes from the total votes of the Board members.

31.8 The Board of Directors shall pass decisions and organize work in accordance with the Regulations on the Board of Directors approved by the General Meeting of Shareholders.

31.9 The Board members shall act to the benefit of the Company, conscientiously and reasonably exercise their rights and obligations in relation to the Company.

31.10 The Company’s Board of Directors shall annually report on its activity to the General Meeting of Shareholders.

31.11 The duties of the Board members shall be defined by applicable laws of the Russian Federation, hereby and by internal documents of the Company. The Board members shall, in particular:

(1) comply with the requirements hereof and of the decisions of the General Meeting of Shareholders;

(2) timely provide the Company with their personal data and data about their affiliated persons, and notify of any changes of these data in accordance with the procedure stipulated by laws;

(3) timely inform the Company’s Board of Directors, the Auditing Commission and the Auditor about the transactions conducted the Company and/or anticipated transactions, in which they may have an interest, as well as about legal entities, in which they hold (personally or jointly with their affiliated persons) 20% (twenty percent) or more of the voting shares (equities), and about legal entities where they hold the governing positions.

31.12 By decision of the General Meeting of Shareholders, the Board members shall, in the period of performing their duties, receive remuneration and compensation for their expenses connected with performing their functions as Board members. The amounts of such remunerations and compensation shall be established by the decision of the General Meeting of Shareholders. The liability of the Board members during the performance of their duties may be insured if the Company’s management bodies so decide.

32. TERMS OF REFERENCE OF THE COMPANY’S BOARD OF DIRECTORS

32.1 In order to maintain a stable financial status and competitiveness of the Company, the Board of Directors shall establish an effective organizational structure and a management system for the Company, develop basic strategic and tactical goals, and enforce the implementation thereof by the Company.

32.2 The following shall fall within the terms of reference of the Company’s Board of Directors:

(1)  identifying the guidelines of the Company’s activity, defining the Company’s development strategy, working out the Company’s investment policy, defining new types of the Company’s activity, approving the Company’s annual budgets (finance plans), examining the principal directions of activity and development strategy of the subsidiaries and affiliated companies;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(2) approving the Company’s organizational structure (in the form of a list containing the positions in the Company and the Company’s structural subdivisions directly reporting to the Company’s President);

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(3) examining the results of the financial and economic activity of the Company and its subsidiaries; preliminary examination of the Company’s annual reports and annual accounting statements;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(4) convocation of an Annual and Extraordinary General Meetings of Shareholders, except for cases, stipulated in clause 23.6.2 hereof;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(5) approval of the agenda of the General Meeting of Shareholders;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(6) setting the final date for compiling the list of persons, entitled to take part in the General Meeting of Shareholders, and other issues, related to preparation and holding the General Meeting of Shareholders and Board meetings and falling within the terms of reference of the Company’s Board of Directors pursuant to the applicable laws and hereto;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(7) placing bonds or other equity securities by the Company (including equity securities convertible into the Company’s shares), except for cases when the relevant decision falls within the terms of reference of the General Meeting of Shareholders;

•                  (decision on placing of equity securities convertible into the Company’s shares shall be unanimously taken by all Board members exclusive of the retired Board members; decision on placing of bonds or other equity securities shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(8) defining, in cases stipulated by law, the price (pecuniary valuation) of the property subject to transactions conducted by the Company, as well as the placing price and the procedure for determining thereof and for the redemption of the Company’s equity securities;

•                  (shall be made by a simple majority (more than a half) of the Board members attending the meeting. If a party interested in one or several transactions when the property price (pecuniary value) is defined by the Company’s Board of Directors is a Board member (or Supervisory Board member), the property price shall be defined by the Board members (or Supervisory Board members) who are not interested in such transaction);

(9) purchasing the shares, bonds and other securities paced by the Company in cases and in the manner stipulated by the laws of the Russian Federation, except for the cases, where such a purchase is connected with decrease of the Company’s authorized capital;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(10) appointing the Company’s President; defining the number of the Board members, electing the Board members; approving the terms of agreements with the President and the Management Board members; early termination of the powers of the President and the Management Board members;

•                  (decision on appointment of the Company’s President and election of the Management Board members, as well as termination of the powers of the Company’s President shall be made by a simple majority (more than a half) of the Board members attending the meeting, excluding the retired Board members; decision on termination of the powers of the Management Board members shall be made by a qualifying majority of ¾ (three quarters) of the Board members attending the meeting, excluding the retired Board members)

(11) recommendations to the General Meeting of Shareholders regarding the amount of the remuneration to be paid and/or the procedure of compensating for the members of the Company’s Auditing Commission, as well as determining the remuneration for the Company’s Auditor;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(12) recommendations to the General Meeting of Shareholders regarding the amount of dividend on the shares and the procedure for paying the dividends;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(13) use of the Company’s reserve fund and other funds, and the approval of internal documents regulating the procedure for formation and using the Company’s funds;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(14) approval of the Company’s internal documents, except for the internal documents, the approval of which falls within the terms of reference of the Company’s General Meeting of Shareholders, Management Board and the President, namely the internal documents regulating the Company’s business principles relating to the strategy, investments, new types of the Company’s activity, human resource management policy, personnel motivation and loyalty system; corporate management;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(15) approval of the Corporate Code of Ethics;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(16) establishing the Company’s subsidiaries and opening representative offices, as well as deciding on liquidation thereof; approval of the Regulations on the subsidiaries and representative offices, taking decisions on amending the Charter in connection with the establishment of the Company’s subsidiaries and representative offices and liquidation thereof;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(17) approving major transactions involving the property valued at 25% (twenty five percent) to 50% (fifty percent) of the Company’s assets book cost, defined based on the Company’s accounting statement as at the last reporting date, as well as approving the transactions, recognized as major transaction in accordance with the Federal Law “On Joint-Stock Companies”;

•                  (decision on approval of major transactions, referred to herein, shall be made unanimously by all Board members with exception of the retired Board members)

(18) approval in the manner stipulated by law of interested-party transactions, except for the cases where the relevant decision-making falls within the terms of reference of the Company’s General Meeting of Shareholders under clauses 27.1.23. — 27.1.27. hereof;

•                  (decision shall be made by a simple majority (more than a half) of the independent Board members, not interested in the transaction);

(19) approval of the Company’s registrar and the terms of his assignment, and termination of this assignment;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(20) approval of the managing organization (the manager) and terms of respective agreement, so that the issue of transferring the powers of the Company’s sole executive body to such managing organization (the manager) be included in the agenda of the Company’s General Meeting of Shareholders;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(21) temporary suspension of the powers of the managing organization (the manager), simultaneously with taking a decisions on establishment of the Company’s provisional sole executive body and on holding an Extraordinary General Meeting of Shareholders to resolve the issue of an early termination of the powers of the managing organization (the manager) and transferring the powers of the Company’s sole executive body to the managing organization (the manager);

•                  (decision shall be made by a qualified majority of ¾ (three quarters) of the Board members with exception of the retired Boarding members)

(22) taking a decision on purchase of the Company’s shares that have been redeemed and purchased for other reasons and are in the Company’s possession in compliance with the requirements of the law sand hereof;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(23) approval of the decisions on issuing, prospectus, reports on the results of purchasing the Company’ securities by the Company;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(24) including in the agenda of the General Meeting of Shareholders the issues in the cases, stipulated by the laws and hereby;

•                    (decisions on including the abovementioned issues in agenda of the General Meeting of shareholders shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(25) taking decision on the Company’s participation, changing the share and termination of participation in the commercial organizations (except for the cases where such decision falls within the terms of reference of the Company’s General Meeting of Shareholders in compliance with sub-clause 27.1.30. hereof), including those on establishing the Company’s subsidiaries and affiliates;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(26) approval of the President and the Board members holding concurrently the positions in management bodies of other organizations, entering into the labor relations with other employers (except for the scientific, teaching and creative activities);

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(27) adopting the recommendations in relation to the voluntary or compulsory offer, received by the Company, in compliance with Chapter XI.1 of the Federal Law «On Joint-Stock Companies”, which include the assessment of the offer price of the securities to be purchased and probable change of their market price after the purchase thereof, assessment of the plans of the person, who has made such voluntary or compulsory offer, in relation to the Company, including in relation to its personnel;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(28) appointment (if required) of the Company’s Corporate Secretary and termination of its powers, and the approval of the principles for assessing its work and remuneration system;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(29) appointment of the secretary of the Company’s Board of Directors and termination of its powers, and the approval of the principles for assessing its work and remuneration system;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(30) approving the specimen of the trademark, as well as the emblems and other means of visual identification of the Company;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(31) establishing the committees, commissions and other internal structural subdivisions under the Company’s Board of Directors, defining their powers and approving the personnel thereof, reviewing and approving the reports on the results of their activities;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(32) approval of the transactions connected with alienation or possible alienation of the land plots, buildings (including those under construction), residential and non-residential premises (in respect of the facilities with the total area in excess of 1000 (one thousand) sq. meters).

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(33) increase of the Company’s authorized capital by placing the Company’s additional shares by way of an public subscription, except for the cases set forth in clause 27.1.9 hereof;

•                  (decision shall be made unanimously by all Board members, except for the votes of the retired Board members)

(34) increase of the Company’s authorized capital by placing the Company’s additional shares by converting into these shares of the previously issued equity securities convertible into such shares;

•                  (decision shall be made unanimously by all Board members, except for the votes of the retired Board members)

(35) approval of the transactions involving a property costing more than USD 100,000,000 (one hundred million) in ruble equivalent at the exchange rate of the Central Bank of the Russian Federation as at the date of the decision, but not exceeding 25% (twenty five percent) of the Company’s assets book value, assessed based on its accounting data as at the last reporting date;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(36) formulating the Company’s position with respect to the corporate conflicts among the Company’s shareholders;

•      (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(37) approval of the candidates to be nominated to the Board of Directors (Supervisory Boards) and Auditing Commissions of the Company’s foreign subsidiaries;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(38) approval of the candidates to fill the vacancies of the Company’s top officials, who report directly to the Company’s President;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(39) approval of the general principles of the work appraisal and remuneration and incentive system for the Company’s top officials, who report directly to the Company’s President;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(40) approval of the transactions on the acquisition, alienation and encumbrance of the shares and participation interests in the authorized capitals of other companies and the approval of material terms and conditions of such transactions, including, but not limited to, the provisions specifying the number of the acquired, alienated and encumbered shares, or the provisions specifying the size of the acquired, alienated or encumbered participation interest and the price of the transaction;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting;

(41) determining the Company’s (the Company’s representatives’) position on the issues concerning the Company’s (Company’s representatives’) participation (non-participation) in the voting, casting “for”, “against” or “abstained” votes (a) at the General Meetings of Shareholders (participants), (b) at the Board meetings, (c) at the meetings of the collective executive bodies, and (d) upon decision-making by the sole executive management bodies of the subsidiaries and the affiliated/associated entities of the Company, as well as business entities in which the Company and/or such subsidiaries and affiliated/associated entities of Company participate, directly or indirectly, on the following issues:

concluding the shareholder agreements (participation agreements), simple partnership agreements, trust management agreements (if the business entities referred to in this sub-clause (41) act as trustors), on participation of the Company’s subsidiaries and affiliated/associated entities in investment funds and commercial organizations and/or on participation of the enterprises in which Company and/or such subsidiary and affiliated/associated entity participate, directly or indirectly, in investment funds and commercial organizations (on entering as a participant (shareholder) into an existing organization or establishment of a new organization), on the change of the participation interest or on termination of such participation, including making transactions on acquisition, alienation or encumbrance of the shares and participation interests in the authorized capitals of such organizations and the approval of material terms and conditions of such transactions, including, but not limited to, the provisions specifying the number of the acquired, alienated or encumbered shares or provisions specifying the size of the acquired, alienated or encumbered participation interests and the price of the transaction;

HOWEVER, the provisions of this sub-clause (41) shall not apply to the cases of decision-making by the management bodies: (a) on the reorganization of COMSTAR Regions CJSC by merger with COMSTAR Regions CJSC of its 100% subsidiaries and the companies where such subsidiary of COMSTAR Regions CJSC holds, directly or indirectly, 100% of the authorized capital, respectively; (b) on the reorganization of 100% subsidiaries of MTS OJSC, COMSTAR Regions CJSC and the companies where a respective subsidiary of MTS OJSC, COMSTAR Regions CJSC holds, directly or indirectly, 100% of the authorized capital, in form of reorganization, merger with each other or business; and (c) the transactions between COMSTAR Regions CJSC, and its 100% subsidiaries and/or the companies where such subsidiaries and the companies hold, directly or indirectly, 100% of the authorized capital.

•      (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(42) consideration of the information and reports of the Company’s President and the Management Board on the following issues:

a) Company’s activities;

b) performance by the Company’s President and Management Board of their duties and responsibilities;

c) performance by the Company’s top officials, who report directly to the President, of their duties and responsibilities;

d) implementation of the decisions of the General Meetings of Shareholders and the Board of Directors;

e) complying by the Company with the provisions of the law of the Russian Federation related to combating the misuse of insider information and manipulation of market.

(43) approval of the reports of the Company’s executive bodies on effectiveness of the risk management system (process) and internal control system (process) of the Company, including compliance systems;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting)

(44) decision-making on the issues falling within the terms of reference of the Company’s Board of Directors pursuant to the rules and recommendations of security exchanges, security trading organizers, public organizations and state authorities of foreign countries that regulate the security circulation and listing (including bonds, depositary receipts, other equity securities convertible into shares) and derivative securities (including debenture notes and other derivative instruments) of the Russian issuers on the territory of such foreign countries, applicable to the Company’s activity, as well as placement of securities by the Company, including the issues of limiting the placing price, placing period, essential conditions, placement and circulation parameters for such securities (including derivative securities), setting liability limitations applied by the Company in connection with such issue and/or in connection with the existing contractual obligations of the Company;

(45) decision-making on applying for listing the Company’s shares and (or) equity securities convertible into the Company’s shares;

•                  (decision shall be made by a simple majority (more than a half) of the Board members attending the meeting);

(46) decision-making on other issues falling within the terms of reference of the Company’s Board of Directors pursuant hereto, to the laws and to the Company’s contractual obligations, as well as pursuant to the foreign laws applicable to the Company as an issuer of the securities placed outside the Russian Federation.

32.3 The issues referred by the law and hereby to the terms of reference of the Company’s Board of Directors may not be delegated to the Company’s executive body.

33. BOARD MEETINGS

33.1 The Company’s Board of Directors shall organize its activity in accordance with the Regulations on the Company’s Board of Directors in form of joint attendance meetings of the Board members and based on free discussions of agenda issues for the purpose of making the decisions within the terms of reference of the Board of Directors. If the meetings are held in the joint attendance form, the written opinions of the absent Board members shall be taken into account. The Company’s Board of Directors may hold the meetings by means of electronic (telephone) communication facilities. In such case the Secretary of the Board of Directors ensures the magnetic (electronic) tape recording of the Board meeting. Participation in the Board meeting by means of electronic (telephone) communication facilities shall be deemed equal to the personal presence. If necessary, the Board of Directors may take decisions by absentee voting (polling) pursuant to the Regulations on the Board of Directors. The decision to hold the Board meeting by absentee voting shall be taken by the Board Chairman.

33.2 The Board meetings shall be convened as necessary, but at least twice a quarter, and shall be convened by the Board Chairman on his own initiative, at the request of the Company’s Board member, the Auditing Commission or the Auditor, as well as at the request of the Company’s executive body.

33.3 Not later than 30 (thirty) days before the Annual General Meeting of Shareholders, the Board meeting shall be held in order to approve preliminary the Company’s annual reports, annual accounting statement, including profits and losses statements, Auditor’s report, report of the Auditing Commission following the results of examination of the annual accounting statement, that shall be submitted for approval of the annual General Meeting of Shareholders. At the Board meeting, the Board Chairman shall submit to the Board of Directors complete current financial information, as well as complete report on the current state of the Company and on basic results of the Company’s business activity and plans.

33.4 The Board meetings shall be held at the location of the Company or at any other place, defined by the Board of Directors.

33.5 The Board members shall be notified of the coming the Board meeting in advance. Such a notice shall include the meeting agenda.

33.6 A quorum required to hold the Board meetings shall make up ½ (one half) of the elected Board members. Should the number of the Board members become less than a number constituting such quorum, the Company’s Board of Directors shall make a decision to hold an Extraordinary General Meeting of Shareholders in order to elect new members of the Company’s Board of Directors. In this case, the powers of the Company’s Board of Directors shall terminate, except for the powers related to preparation, convening and holding such Extraordinary General Meeting of Shareholders.

33.7 When taking decisions at the Board meetings, each Board member shall have 1 (one) vote.

33.8 Unless otherwise specified by law or hereby, the Board decision shall be deemed passed, if more than a half of the Board members, participating in the Board meeting, have casted a positive vote. Should the votes be equally split, the Board Chairman shall have a casting vote.

33.9 For the purpose of defining a quorum and counting the voting results on the issues included in the agenda of the Board meeting, a written opinion of an absent Board member shall be taken into account. A written opinion of the Board member shall be attached to the Minutes of the meeting.

33.10 In the cases, stipulated by the Federal Law «On Joint-Stock Companies”, when voting on the relevant issues, the votes of the retired Board members shall be disregarded. The following categories of individuals shall be referred to the retired Board members:

(1) a Board member who has submitted to the Company (to the name of the Board Chairman) a notice of voluntary resignation — after such notice has been received by the Board Chairman;

(2) the Board member disqualified by a court ruling;

(3) a deceased Board member.

If the resignation notice has been received by the Company less than 10 calendar days prior to the regular Board meeting, the notifying Board member shall be deemed retired after the regular Board meeting prior to which the notice had been submitted. The signature of the Board member on the resignation notice shall be notarized. The Board Chairman’s resignation notice may be addressed to the Deputy Chairman of the Company’s Board of Directors.

33.11 No transfer of the voting right from one Board member to another shall be permitted.

33.12 The casting vote of the Board Chairman shall not be used by the Deputy Chairman of the Board of Directors or any other Board member, who performs the Chairman’s functions in the absence of the Chairman.

33.13 The minutes of the Board meetings shall be maintained by the Secretary of the Board of Directors. The minutes of the Board meetings shall be executed within 3 (three) days of the meeting date. The minutes of the Board meetings shall be signed by the Secretary and the Chairman of the Board of Directors. The minutes shall be accompanied by the documents approved by the Board of Directors. Extracts from the minutes of the Board meetings shall be signed by the Secretary of the Board of Directors.

33.14 Additional requirements to the procedures of holding the Board meetings are set by applicable laws, by Regulations on the Board of Directors and by other internal documents of the Company.

34. EXECUTIVE BODIES OF THE COMPANY

34.1 Executive bodies of the Company shall be collective executive body (the Management Board) and the sole executive body (the President).

34.2 Executive bodies shall manage current activities of the Company and report to the Board of Directors and to the General Meeting of Shareholders.

34.3 The terms of reference of the executive bodies of the Company shall include addressing the issues of the Company’s current activities, except for those issues, referred to the terms of reference of the General Meeting of Shareholders and the Company’s Board of Directors.

34.4 Executive bodies of the Company shall be established by the Company’s Board of Directors.

34.5 The rights and obligations of executive bodies shall be regulated by applicable laws, hereby and by internal documents of the Company.

34.6 Executive bodies of the Company shall organize the Company’s activities and be responsible for results of these activities, ensure the enforcement of decisions taken by the General Meetings of Shareholders and by the Board of Directors.

34.7 Executive bodies of the Company shall be responsible for effective economic, financial, scientific and technical and social policies of the Company.

34.8 The President and the Management Board members shall be permitted to hold concurrently the positions in management bodies of other organizations, to enter into the labor relations with other employers (except for the scientific, teaching and creative activities) with the Board of Directors’ consent.

34.9 The Company’s Board of Directors shall be entitled to take decision on an early termination of the President’s powers, as well as powers of certain Management Board member or all Management Board members and on establishing new executive bodies of the Company.

34.10 If the functions of the sole executive body are performed by a managing organization (the manager), then such managing organization (the manager) shall not be entitled to exercise similar functions in the organization competing with the Company.

35. MANAGEMENT BOARD OF THE COMPANY

35.1 The Management Board shall, within its terms of reference, set forth hereby, by decisions of the General Meetings of Shareholders and of the Board of Directors, and by internal documents of the Company endorsed by the General Meetings of Shareholders, be responsible for the following issues:

(1) organizing an efficient management of the Company’s current operations;

(2) developing basic principles for planning the Company’s activity;

(3) development and implementation of the Company’s current economic policy with a view of increasing the Company’s profitability and competitiveness;

(4) drafting quarterly, annual and perspective plans of the Company’s activity, budget and investment program and overseeing the execution thereof;

(5) drafting and founding the proposals on improvement of internal organizational and managerial structure of the Company;

(6) drafting and submitting for approval by the Board of Directors of the proposals on strategic organization and planning of the Company’s overall activity;

(7) development of financial and investment strategies and lists of specific tasks for the Company’s daily operations;

(8) drafting and submitting for approval by the Board of Directors the key standards of the corporate ethics, including those relating to confidentiality and information resources management;

(9) developing and enhancing the Company employees’ motivation system;

(10) drafting the proposals to the Company President and Board of Directors relative to the annual results to be achieved by the Company in pursuing the general goals of activity;

(11) submitting the reports to the Company’s Board of Directors, Auditing Commission and the Auditor;

(12) by decision of the Management Board Chairman, a preliminary consideration of materials to be submitted to the Board members and the Company’s shareholders upon preparation for the meetings of the Board of Directors and the General Meetings of Shareholders;

(13) supporting the enforcement of the decisions taken by the General Meetings of Shareholders and the Board of Directors;

(14) interaction with the Company’s subsidiaries and affiliated companies;

(15) examination of activity results of the subsidiaries and affiliated companies;

(16) drafting proposals to the Board of Directors for approval of the Company’s budget and the finance and economic activity plan, as well as for introducing the amendments to the previously approved budget of the Company;

(17) approval of the internal documents submitted for the Management Board consideration by decision of the Company’s President;

(18) participation in resolving labor disputes and appointment of a representative from among the Company’s administration for an out-of-court settlement of disputes;

(19) development and submission to the Company’s Board of Directors of proposals on the issues set forth in Article 32, Clause 2, Sub-clause 41 hereof and in cases, when decision-making by the Company’s Board of Directors on reorganization and transactions set forth in Article 32, Clause 2, Sub-clause 41 hereof is not required, preliminary approval of such transactions and the approval of material terms and conditions of such transactions, including, but not limited to, provisions specifying the number of the acquired, alienated or encumbered shares or provisions specifying the size of the acquired, alienated or encumbered participations interests and the price of the transaction;

(20) taking decisions on the Company’s participation and termination of participation in noncommercial organizations (except for cases when corresponding decision-making fall within the terms of reference of the General Meeting of shareholders according to sub-clause 27.1.30 hereof); working out the position of the Company (Company’s representatives) on participation (non- participation) in the voting, casting “for”, “against” or “abstained” votes (a) at the General Meetings of Shareholders (participants), (b) at the Board meetings, (c) at the meetings of the collective executive bodies, and (d) upon decision-making by the sole executive management bodies of the subsidiaries and the affiliated/associated entities of the Company, as well as business entities in which the Company and/or such subsidiaries and affiliated/associated entities of Company participate, directly or indirectly, on the issue of participation or termination of participation of the

Company’s subsidiaries and affiliated/associated entities in noncommercial organizations, and/or on participation or termination of participation of business entities in which the Company and/or such subsidiaries and affiliated/associated entities of Company participate, directly or indirectly, in noncommercial organizations.

(21) discussion of other issues of the Company’s current activities.

35.2 The Company’s President shall be entitled to submit to the Management Board for consideration any issue of the Company’s current activity that does not fall within the terms of reference of the Company’ General Meeting of Shareholders or the Board of Directors.

35.3 Personal and quantitative membership of the Management Board shall be approved by the Board of Directors at advised by the Company’s President. The Management Board members shall be elected for a 3-year period. The Management Board members may be reelected for unlimited number of terms.

35.4 A contract with a Management Board member shall be signed on behalf of the Company by the Board Chairman or by a person authorized by the Board of Directors. Terms and conditions of such a contract shall be approved by the Company’s Board of Directors. The Management Board members, who signed the contracts with the Company, are subject to specific labor regulations set forth in chapter 43 of the Labor Code of the Russian Federation.

35.5 The Board of Directors shall be entitled to terminate the powers of any Management Board member at any time.

35.6 When the powers of the Management Board member are terminated, such member shall, within the period defined by the contract, present a report on his/her activity to the Company’s Board of Directors.

35.7 The Management Board shall carry out its activities by holding meetings and taking decisions. The Management Board meetings shall be conducted according to a plan. The Management Board meetings shall be convened by the Management Board Chairman or at request of any member of the Management Board, the Board of Directors, Auditing Commission or Auditor of the Company. A decision of the Company’s Management Board on the issues falling within its terms of reference may be passed by absentee voting (polling).

35.8 Agenda of a regular meeting of the Management Board is defined according to the plan of the Management Board activity, by proposals of the Chairman and members of the Management Board. At such meetings, a written opinion of an absent Management Board member shall be taken into account when defining a quorum and tabulating the voting results.

35.9 The Management Board shall be entitled to make decisions (has a quorum) if the Management Board meeting is attended by at least a half of its members. If the number of the present members of the Management Board is less than necessary for a quorum, the Board of Directors shall take a decision on establishing a new Management Board.

35.10 Decisions on the issues included in the agenda of the Management Board meetings shall be made by a simple majority of votes of the present Management Board members. Should the votes be split equally, the Management Board Chairman shall have a casting vote.

35.11 If the Management Board member disagrees with a decision taken, he/she may request that his/her special opinion be attached to the minutes of the Management Board meeting; within 2(two) days of the date of the Management Board meeting, he/she shall submit such special opinion in writing to the Secretary of the Management Board.

35.12 The Management Board members shall act within their terms of reference provided for herein, in the Company’s internal documents, by decisions of the General Meetings of Shareholders, of the Board of Directors and/or based on the powers of attorney of the Company’s President.

36. THE PRESIDENT OF THE COMPANY

36.1 The President of the Company shall be vested with all necessary powers to execute an overall management the Company’s activity and to resolve corresponding issues that do not fall within the terms of reference of the Company’s General Meeting of Shareholders, the Board of Directors and the Management Board.

36.2 The President shall represent the viewpoint of the executive bodies at the Board meetings and at the General Meetings of Shareholders.

36.3 The President shall head the Company’s Management Board and organize its work.

36.4 The President shall act without power of attorney on behalf of the Company and represent it in relationships with any persons on any issues, including representing and defending the Company before state authorities and in court.

36.5 Within his/her terms of reference, the President shall perform the following functions:

(1) to dispose, on behalf of the Company, of the Company’s property and funds;

(2) to enter, on behalf of the Company, into transactions both in the Russian Federation and abroad, except for the cases provided for by the Russian laws and hereby. However, the transactions involving property costing more than USD 100,000,000 (one hundred million) in ruble equivalent, as well as the transactions involving alienation/possible alienation of land plots or buildings (including facilities under construction), residential and non-residential premises (involving the facilities with the total area exceeding 1,000 (one thousand) square meters, shall be made in accordance with the requirements hereof;

(3) approve the list of the Company’s personnel, hires and dismisses the Company’s staff in compliance with applicable laws of the Russian Federation, approves the Company’s internal working rules and sets out the remuneration system, incentives for excelled employees, and applies disciplinary sanctions;

(4) defines the detailed internal structural and functional division of the Company’s main departments directly reporting to the President (blocks, business units and other subdivisions of the same status), as well as approves the organizational structure and the detailed internal structural and functional division of all other Company’s structural elements including departments, divisions and other Company units of the same status;

(5) organizes financial and tax accounting and financial reporting, ensures safekeeping of the accounting documents, accounting registers and accounting statements;

(6) takes measures to ensure the confidentiality of state secrets through development and implementation of information security procedures, information protection, counterintelligence, safety guard and fire safety;

(7) determines the content and volume of the data constituting a trade secret or other confidential information of the Company, as well as security procedures in compliance with applicable laws of the Russian Federation;

(8) adopts the measures for ensuring the safety of commercial and confidential information, related to the Company;

(9) represents the Company in court and in arbitration court;

(10) issues the powers of attorney for performing any actions on behalf of the Company, including those with power of substitution;

(11) issues the orders, approves the internal documents of the Company regulating the Company’s financial and economic activity, activity of internal structural subdivisions of the Company and other internal documents except for those documents, the approval or which falls within the terms of reference of the Company’s General Meeting of Shareholders or the Board of Directors;

(12) submits, at its discretion, the documents indicated in Clause 36.1.9 hereof for consideration by the Management Board of the Company.

(13) exercises any other powers required for everyday management of the Company’s activity.

36.6 The President shall, within the powers vested in him, issue the orders and give written and verbal instructions that shall be binding upon the Company’s employees.

36.7 The President shall be appointed by the Company’s Board of Directors for 3 (three) years, and may be reelected for unlimited number of times.

36.8 The rights and obligations, terms and amount of remuneration to the President shall be set forth in the agreement entered into with the President. Such agreement shall be signed on behalf of the Company by the Chairman of the Company’s Board of Directors or by a person, authorized by the Board of Directors. Terms and conditions of such agreement shall be approved by the Company’s Board of Directors.

36.9 The requirements that shall be met by the persons elected for the position of the President may be set forth by the Regulations on the Company’s President and/or by a decision of the Board of Directors.

36.10 The President of the Company, in performing the functions vested in him/her, shall be governed by the laws of the Russian Federation, provisions hereof and internal documents of the Company.

PART VI. CONTROL OVER THE COMPANY’S FINANCIAL AND ECONOMIC ACTIVITIES

37. THE COMPANY’S AUDITOR

37.1 To audit and approve the annual financial statements of the Company, the General Meeting of Shareholders shall approve, on an annual basis, the Company’s Auditor.

37.2 The agreement with the Auditor shall define the procedure for organizing and conducting the audit of the Company’s financial and economic activity.

38. THE COMPANY’S AUDITING COMMISSION

38.1 Monitoring the financial and economic activities of the Company (internal audit) shall be carried out by the Company’s Auditing Commission (hereinafter referred to as Commission), constituted of 3 (three) persons.

38.2 Activity of the Company’s Auditing Commission shall be regulated by the laws of the Russian Federation, hereby and by the Regulations on the Company’s Auditing Commission adopted in accordance herewith.

38.3 The Auditing Commission shall be elected by the General Meeting of Shareholders from among the shareholders or candidates nominated by the shareholders, provided that they are not the members of the Board of Directors, do not hold any position in the executive bodies of the Company, and do not perform functions of the Chief Accountant of the Company, for a period till the next Annual General Meeting of Shareholders. The members of the Auditing Commission may be reelected for the next term. Powers of all or any member of the Commission may be terminated on reasonable grounds by decision of the General Meeting of Shareholders made by a simple majority of votes.

38.4 The Commission’s activities shall be managed by its Chairman elected at the first meeting of the Commission.

38.5 The Auditing Commission shall carry out the audit on its own initiative, by instruction of General Meeting of shareholders, of the Board of Directors or at the request of the shareholders owing in the aggregate not less than 10% (ten percent) of the Company’s voting shares. Regular auditing shall be carried out at least once a year. During the auditing, the members of the Auditing Commission shall be entitled to request the Company’s officials to make available all necessary documents and provide personal explanations. The Auditing Commission shall submit the auditing results to the Company’s General Meeting of Shareholders and the Board of Directors.

38.6 In addition to the annual audit stipulated by laws of the Russian Federation, the Company may, at the request of the shareholders owing in the aggregate not less than 10% (ten percent) of the voting shares, undergo an additional audit at any time by any auditing firm chosen by the requesting shareholder. Such additional audit shall be undertaken on the account of the requesting shareholder. The Company’s officials shall ensure the free access of the relevant auditing form to the Company’s accounting documents and to other documents required to perform such audit.

38.7 The Company’s annual report and annual accounting statement shall be submitted to the General Meeting of Shareholders only if accompanied by an Auditing Commission’s report.

38.8 The results of document auditing and audits carried out by the Auditing Commission shall be formalized in form of protocols signed by the Chairman and by those members of the Auditing Commission, who performed the auditing, and shall be discussed at the Commission meetings. Protocols of audit and examinations, as well as Commission reports on annual financial statements and accounting reports of the Company shall be submitted to the Board of Directors.

38.9 Auditing Commission shall be entitled, if necessary, to engage the experts and independent audit companies on a contractual basis. In this case, additional costs shall be approved by the Board of Directors. Commission’s evaluation of the costs shall be coordinated with the Board of Directors. The Auditing Commission shall be entitled to engage the Company’s staff without damaging a regular working process of the Company.

38.10 The members of the Auditing Commission may be remunerated for performing their functions. The amount of such remuneration shall be established by decision of the General Meeting of Shareholders following a recommendation of the Board of Directors. Technical and financial support of the Auditing Commission’s activities shall be entrusted to the President of the Company.

38.11 The following shall fall within the terms of reference of the Auditing Commission:

(1) carrying out documental auditing of financial and economic activity of the Company (comprehensive or selective), its trade, settling, foreign currency and other operations;

(2) checking the compliance with adopted cost evaluations, standards and limits;

(3) checking the timeliness and correctness of payments to the suppliers of the goods and services, payments to the state budgets, accruing and paying dividends, redemption of other liabilities;

(4) checking the observance by the Company and its management bodies of normative and legal acts, as well as decisions of the General Meeting of Shareholders and of the Board of Directors;

(5) checking the reliability of everyday accounting, bookkeeping practice and statistical accounting and recording in the Company;

(6) checking the cash and property status of the Company;

(7) checking the observance of the rules of records management and keeping financial documentation;

(8) checking the observance of the recommendations issued based on the previous audits and checks.

38.12 The members of the Auditing Commission shall be entitled to take part in meetings of the Board of Directors with a right of consultative vote.

38.13 The members of the Auditing Commission shall be responsible for negligent performance of duties vested in them in accordance with the laws of the Russian Federation and herewith.

38.14 The members of the Auditing Commission shall be financially liable to the Company for any damage incurred by their disclosure of information, being the Company’s commercial secret.

38.15 Additional requirements with respect to the working procedure and rights and obligations of the Auditing Commission shall be set forth by the Regulations on the Company’s Auditing Commission.